Exhibit 6.1

Mountainside Plaza, LLC,

an Arizona limited liability company

-LANDLORD-

and

LBC Bioscience, Inc.,

an Arizona corporation

DBA: Formrunner Apparel & Hemp Products

-TENANT-

10855 N. 116th Street, Suite 115
Scottsdale, AZ 85259

November 1, 2019

CONTENTS

ARTICLE I

BASIC LEASE PROVISIONS ENUMERATION OF EXHIBITS
SECTION 1.01 Basic Lease Provisions	1
SECTION 1.02 Reference to Basic Lease Provisions	3
SECTION 1.03 Enumeration of Exhibits	3

ARTICLE II

DEMISE OF PREMISES
SECTION 2.01 Description and General Obligations	3
SECTION 2.02 Use of Additional Area	4
SECTION 2.03 Construction/Possession	5
SECTION 2.04 Trade Name, Use, and Operation	5

ARTICLE III

RENT
SECTION 3.01 Fixed Minimum Rent	6
SECTION 3.02 Intentionally Omitted	6
SECTION 3.03 Security Deposit	6
SECTION 3.04 Additional Rent	8
SECTION 3.05 Past Due Rent and Additional Rent	8

ARTICLE IV

OPERATING COSTS AND TAXES
SECTION 4.01 Operating Costs	9
SECTION 4.02 Real Estate Tax Expense	10

ARTICLE V

INTENTIONALLY OMITTED

ARTICLE VI

UTILITIES
SECTION 6.01 Tenant Responsibilities	10

ARTICLE XII

ASSIGNMENT
SECTION 12.01 Assignment	25
SECTION 12.02 Additional Consideration	25
SECTION 12.03 Intentionally Omitted	25
SECTION 12.04 Withholding of Consent	26
SECTION 12.05 Change of Control	26

ARTICLE XIII

RIGHT OF ENTRY
SECTION 13.01 Right of Entry	27

ARTICLE XIV

TENANT’S PROPERTY TAXES AND EMERGENCY NOTIFICATION
SECTION 14.01 Taxes	27
SECTION 14.02 Personal Property, Gross Receipts, Leasing Taxes	27
SECTION 14.03 Notices by Tenant	27

ARTICLE XV

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT
SECTION 15.01 Attornment	28
SECTION 15.02 Subordination and Nondisturbance	28
SECTION 15.03 Mortgagee’s Approval	28
SECTION 15.04 Estoppel Certificate	28

ARTICLE XVI

SURRENDER OF PREMISES
SECTION 16.01 Condition on Surrender	29
SECTION 16.02 Holding Over	29
SECTION 16.03 Termination Requirements	29
SECTION 16.04 Walk Through Inspection	30

ARTICLE XVII

MISCELLANEOUS
SECTION 17.01 Waiver	30
SECTION 17.02 Quiet Enjoyment	30

ARTICLE I

BASIC LEASE PROVISIONS
ENUMERATION OF EXHIBITS

SECTION 1.01. Basic Lease Provisions.

COMMENCEMENT DATE:	November 1, 2019

LANDLORD:	Mountainside Plaza, LLC
an Arizona limited liability company

ADDRESS OF LANDLORD:	Mountainside Plaza, LLC
9654 E. Mountain Spring Road
Scottsdale, AZ 85255
Cell: (602) 377-6678
Email: kevin.kudlo@cox.net

TENANT:	LBC Bioscience, Inc.
an Arizona Corporation

DBA: Formrunner Apparel & Hemp Products

ADDRESS OF TENANT:	11529 N. 120th Street
Scottsdale, AZ 85259
Attn: Lisa A. Nelson
Cell: (480) 516-3394
Email: lisa.a.nelson67@gmail.com

PERMITTED USE (Sections 2.01, 2.07)

Only to sell sports/active wear and hemp related products (TENANT IS EXPRESSLY PROHIBITED FROM SELLING OR DISPLAYING OR OFFERING FOR SALE ANY THC PRODUCTS).

TENANT’S TRADE NAME (Section 2.07): Formrunner Apparel & Hemp Products.

SHOPPING CENTER (Section 2.01): Mountainside Plaza (“Shopping Center”), situated in the City of Scottsdale County of Maricopa, State of Arizona.

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PREMISES (Section 2.01): That portion of the Shopping Center cross-hatched on the site plan attached hereto as Exhibit B (the “Site Plan”) with the following approximate dimensions and area:

Width (Suite 115): +/- 16.80 ft., Depth: +/- 60.0 ft. Area: 1,008 sq. ft.

Street Number: 10855 N. 116th Street, Suite 115 Scottsdale, AZ 85259.

LEASE TERM: From November 1, 2019 through the Expiration Date.

RENT COMMENCEMENT DATE: February 1, 2020.

EXPIRATION DATE: April 30, 2023.

FIXED MINIMUM RENT (Section 3.01):

Year 1:	11/1/19 - 1/31/20 Rent* = $0.00/SF/Yr + $0.00/SF/YR CAM	(3 mo)
	2/1/20 - 4/30/20 Rent* = $4.33/SF/Yr + CAM ($5.40/SF/YR)	(3 mo)
	5/1/20 - 10/31/20 Rent* = $14.00/SF/Yr + CAM (Actual)	(6 mo)

Year 2:	11/1/20 - 4/30/21 Rent* = $14.00/SF/Yr + CAM (Actual)	(6 mo)
	5/1/21 - 10/31/21 Rent* = $15.00/SF/Yr + CAM (Actual)	(6 mo)

Year 3:	11/1/21 - 4/30/22 Rent* = $15.00/SF/Yr + CAM (Actual)	(6 mo)
	5/1/22 - 10/31/22 Rent* = $16.00/SF/Yr + CAM (Actual)	(6 mo)

Year 4:	11/1/22 - 4/30/23 Rent* = $16.00/SF/Yr + CAM (Actual)	(6 mo)

*All Rent (including, without limitation, Fixed Minimum Rent and Additional Rent) is subject to a Transaction Privilege Tax (sales tax), currently (i.e., as of the Commencement Date) 2.15% (AZ = .50%, Scottsdale = 1.65%).

OPERATING COSTS (also referred to herein as Common Area Costs, Common Area Expenses and “CAM”) Section 4.01

TENANT’S PROPORTIONATE SHARE (Section 4.01)

REAL ESTATE TAX EXPENSE (Section 4.02)

PREPAID RENT: None

SECURITY DEPOSIT (Section 3.06): Two Thousand Five Hundred Dollars ($2,500.00). To be paid upon Tenant’s execution and delivery to Landlord of this Lease. Security Deposit shall be further governed according to Section 3.03 of this Lease.

BROKER (Section 17.10): Avison Young, David Jarand, under separate Agreement dated 10/2/19.

TENANT IMPROVEMENT ALLOWANCE (Exhibit C): None. Tenant accepts Premises “as-is”.

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GUARANTOR:	Lisa A. Nelson

GUARANTOR ADDRESS:	11529 N. 120th Street
Scottsdale, AZ 85259

GUARANTOR:	Thomas E. Nelson Jr.

GUARANTOR ADDRESS:	11529 N. 120th Street
Scottsdale, AZ 85259

SECTION 1.02. References to Basic Lease Provisions.

Each reference in this “Lease” to any of the Basic Lease Provisions contained in Section 1.01 of this Article shall be deemed and construed to incorporate all of the terms thereof. The Basic Lease Provisions shall be construed in connection with and limited by any such reference.

SECTION 1.03. Enumeration of Exhibits.

The exhibits enumerated in this Section and attached to this Lease are incorporated in this Lease by this reference and are to be construed as a part of this Lease.

Exhibit A. Intentionally Omitted

Exhibit B. Site Plan

Exhibit C. Construction Provisions

Exhibit D. Sign Criteria

Exhibit E. Personal Guaranty

ARTICLE II

DEMISE OF PREMISES

SECTION 2.01. Description and General Obligations.

The land under the Shopping Center building, together with any buildings and improvements thereon existing (if any) from time to time, constitutes the “Shopping Center”. In consideration of the rents, covenants and agreements reserved and contained in this Lease, Landlord hereby leases and demises the Premises to Tenant and Tenant rents same, in order that Tenant shall continuously operate its retail business operations thereon in accordance with its Permitted Use (see Section 2.07), subject to the terms and conditions herein contained and all liens, encumbrances, easements, restrictions, zoning laws, and governmental or other regulations affecting the Shopping Center. The approximate location of the Premises is identified on the site plan of the Shopping Center attached hereto as Exhibit B (the “Site Plan”).

The Premises shall include only the appurtenances specifically granted in this Lease with Landlord specifically excepting and reserving for itself the roof, the air space above the roof, the space below the floor slab, above any drop ceilings and two feet below the roof deck, the exterior portions of the Premises (other than the storefront), and the right to install, maintain, use, repair and replace pipes, ductwork, conduits, utility lines, and wires in the Premises. Landlord agrees that, where possible, all work in the Premises shall be performed in a manner which shall not unreasonably interfere with the normal business operations of Tenant.

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SECTION 2.01a. Covenants, Conditions and Restrictions.

Tenant’s rights under this Lease (including the estate conveyed hereunder) is subject and subordinate to (a) any covenants, conditions, restrictions, easements of record, (b) all mortgages or deeds of trust, ground leases, rights of way of record and any other encumbrances, matters or documents of record from time to time; (c) all zoning laws of the city, county and state where the Shopping Center is situated; and (d) general and special taxes not delinquent, and all replacements, amendments and modifications, from time to time, of any of the foregoing (collectively, “Restrictions”). Tenant covenants that neither Tenant nor any person in possession or holding by, through or under Tenant, will violate the terms of any Restrictions and Tenant and any such person shall comply with and conform thereto.

SECTION 2.02. Use of Additional Area.

The use and occupation by Tenant of the Premises shall include a revocable license to use in common with the others entitled thereto the Common Areas as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to rules and regulations (if any) for the use thereof as prescribed from time to time by the Landlord. Landlord reserves the right at any time to relocate the buildings, automobile parking areas and any and all Common Areas; to change the number of buildings, buildings’ dimensions, the number of floors in any of the buildings, store dimensions, Common Areas, the identity and type of other stores and tenancies, and the right to construct other buildings or improvements in the Shopping Center from time to time and to construct double-deck or elevated parking facilities, provided only that the general location and size of the Premises, reasonable access to the Premises and the parking facilities shall not be materially impaired. The term, “Common Areas”, as used in this Lease, shall mean include facilities furnished in the Shopping Center and designated by Landlord for the general use, in common, of occupants of the Shopping Center, including Tenant, its officers, agents, employees and customers, which facilities may include, but are not limited to, the parking areas, streets, passenger vehicle roadways, sidewalks, walkways, service areas, roadways, loading platforms, drainage and plumbing systems, roof, canopies, ramps, landscaped areas and other similar facilities available for common use which may from time to time exist. Landlord shall have no obligation to permit any of the Common Areas to be operated beyond the hour designated by Landlord in Section 2.07 hereof. If the availability or amount of the Common Areas or the use thereof is diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent nor shall such diminution of the Common Areas be deemed constructive or actual eviction.

SECTION 2.02 a. Definition of Common Area Costs.

Notwithstanding anything in this Lease to the contrary, Common Area Costs shall include Operating Costs (as described in Section 4.01), testing of HVAC, general maintenance and a portion of all Capital Costs (as herein defined) representing any costs of capital improvements made by Landlord to the Shopping Center. The portion of the Capital Costs to be included each year in Common Area Costs shall be that fraction allocable to the calendar year in question calculated by amortizing the total amount of the applicable Capital Cost, as determined by Landlord, with interest on the unamortized balance at ten per cent (10%) per annum or such higher rate as may have been paid by Landlord for funds borrowed for the purpose of constructing such improvements, but in no event to exceed the highest rate permissible by law.

SECTION 2.02b. Reserves.

Landlord has the right to charge Tenant a share of the estimated future costs for capital expenditures relating to the Shopping Center building, roof and parking lot. Such charges may be collected by the Landlord on a monthly basis and will be designated for the reserve fund. Tenant shall have no right, title or interest in such reserve fund and Landlord may use the reserve fund at its discretion for capital expenditures related to the roof or parking lot of the Shopping Center and any other capital expenditure.

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SECTION 2.02c. Estimated Payments.

Landlord shall have the right, at its option, to estimate a monthly amount as Tenant’s Proportionate Share of Common Area Costs and to collect from Tenant on a monthly basis, as Landlord may elect, the amount of Tenant’s estimated Proportionate Share of Common Area Costs. After the end of each calendar year, if available, Landlord shall provide Tenant with a reconciliation of Tenant’s account, and if such reconciliation shall indicate that Tenant’s account is insufficient to satisfy Tenant’s Proportionate Share of Common Area Costs for the period estimated, Tenant shall immediately pay to Landlord any deficiency. Any excess in such account indicated by the reconciliation shall be credited to Tenant’s account to reduce the estimated payments for the ensuing period(s).

SECTION 2.03. Construction/Possession.

On the date that Landlord delivers the Premises to Tenant, Tenant agrees that it accepts possession of the Premises in an “as is” condition and that no representations or inducements respecting the condition of the Premises have been made to Tenant by Landlord or any of Landlord’s agents or representatives. Similarly, Tenant hereby acknowledges that no promises to decorate, alter, repair, or improve the Premises, either before or after the execution hereof, have been made by Landlord or its agents or representatives. Tenant shall perform all work in the Premises, including Tenant’s initial work, in accordance with commercial construction practices and shall thereafter install such stock, fixtures and equipment and perform such other work (subject to Landlord’s prior written approval) as shall be necessary or appropriate in order to prepare the Premises for the opening and continuous operation of its business thereon. In preparing the Premises for its occupancy and the operation of its business therein, Tenant shall observe and perform all of its obligations under this Lease.

SECTION 2.04. Trade Name, Use and Operation.

Tenant hereby acknowledges that Tenant’s business reputation, intended use of the Premises and ability to generate patronage to the Premises and the Shopping Center were all relied upon by Landlord and served as significant and material inducements contributing to Landlord’s decision to execute this Lease with Tenant. Tenant hereby covenants and agrees during the Lease Term: (i) to operate in the Premises only under the Trade Name set forth in Section 1.01 and under no other name or Trade Name whatsoever and (ii) to continuously use, occupy and operate the whole of the Premises for the retail sale of its goods or services in accordance with its Permitted Use, and for no other purpose whatsoever. Tenant shall conduct its business in a reputable manner as a quality establishment in accordance with the standards of a first-class retail operation, and shall not conduct any fire, bankruptcy, going out of business or auction sales, either real or fictitious. Tenant shall keep display windows (if any) of the Premises neatly dressed. Tenant shall promptly and timely apply for and shall procure, at its sole expense, all permits and licenses required for its operations and the transaction of business in the Premises (including, without limitation, to the extent applicable to Tenant’s Permitted Use, special use permits, business licenses, liquor licenses and other similar licenses, permits and approvals), and shall otherwise comply with all applicable governmental restrictions, as well as all other restrictions (as defined in Section 2.01a above) affecting the Premises and the conduct of business therein.

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ARTICLE III

RENT

SECTION 3.01. Fixed Minimum Rent.

During the entire Lease Term, Tenant covenants and agrees to pay to Landlord, in lawful money of the United States, without any prior demand and without any deduction or setoff whatsoever, the Fixed Minimum Rent as provided in Section 1.01. The payment of Fixed Minimum Rent by Tenant to Landlord shall be made in advance on or by the first day of each calendar month during the Lease Term hereof, except that the first monthly installment shall be paid on or before the Rent Commencement Date. Fixed Minimum Rent for any partial calendar month during the Lease Term shall be prorated on a per diem basis.

SECTION 3.01a. Liability for Unaccrued Rent.

If pursuant to ARTICLE XI hereof, Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of Lease shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent and any other amounts due and owning under this Lease for the full Lease Term.

SECTION 3.01b. Recovery of Unaccrued Rent.

In the event of such termination, Landlord shall have the right from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and any other amounts due and owing under this Lease not theretofore paid pursuant to Section 3.01a above and any other sums thereafter accruing as they become due under this Lease during the period from the effective date of such termination of possession through the Expiration Date.

SECTION 3.02. Intentionally Omitted.

SECTION 3.03. Security Deposit.

Tenant has concurrently with the execution of this Lease deposited with Landlord the sum set forth in Section 1.01 (sometimes referred to as the “Security Deposit”) as security for the full performance of every provision of this Lease by Tenant. Landlord may apply all or any part of the Security Deposit to cure any default by Tenant hereunder, and Tenant shall promptly restore to the Security Deposit all amounts so applied upon invoice. If Tenant shall fully perform each provision of this Lease, any portion of the Security Deposit which has not been appropriated by Landlord in accordance with the provisions hereof shall be returned to Tenant without interest within thirty (30) days after the expiration of the Lease Term. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser or transferee of Landlord’s interest in the Premises in the event that such interest be sold or transferred, and, in the event the purchaser or transferee assumes the obligations of Landlord, thereupon Landlord shall be discharged from any further liability with respect to such deposit.

SECTION 3.03a. Application of Security.

If Tenant defaults in its payment of Rent or performance of any of its other obligations under this Lease, and any renewals or extensions thereof, Landlord may, at its sole option, whether before or after enforcing its remedies against the Tenant under the Lease hereof, retain, use, or apply the whole or any part of the Security Deposit to the extent required for payment of any:

(i)	Fixed Minimum Rent;

(ii)	Additional Rent;

(iii)	Any other amounts Tenant is obligated to pay under the Lease;

(iv)	Any amount that Landlord may expend or may be required to expend by reason of Tenant’s default of this Lease;

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(v)	Loss or damage that Landlord may suffer by reason of Tenant’s default, including, without limitation, any damages incurred by Landlord or deficiency resulting from the re-letting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Landlord; or

(vi)	Costs incurred by Landlord in connection with the cleaning or repair of the Premises upon expiration or earlier termination of this Lease.

SECTION 3.03c. Remedies Not Affected by Security Deposit.

(i)	In no event shall Landlord be obligated to apply the Security Deposit. In addition, the application of the Security Deposit is not a prerequisite to Landlord’s right to resort to its remedies against Tenant under the default provisions hereof or by law or in equity; and

(ii)	Landlord’s right to resort to its remedies under the default provisions hereof, including, but not limited to, its right to bring an action or special proceeding to recover damages, or to obtain possession of the Premises, whether before or after Landlord terminates this Lease for nonpayment of Rent or for any other reason, or by law or in equity, shall not be affected by Landlord’s decision not to apply the Security Deposit.

SECTION 3.03d. Security Deposit Does Not Limit Damages. The Security Deposit shall not be a limitation on Landlord’s damages or other rights and remedies available under this Lease, or at law or equity; nor shall the Security be a payment of liquidated damages.

SECTION 3.03e. Security Deposit Is Not Advance on Rent.
The Security Deposit shall not be an advance payment on the Rent.

SECTION 3.03f. Restoration of Used Portion.

If Landlord uses, applies, or retains all or any portion of the Security Deposit, Tenant shall restore the Security Deposit to its original amount within five (5) days after written demand from Landlord. Tenant shall be in Default of this Lease if Tenant fails to comply with this paragraph.

SECTION 3.03g. Security Deposit May Be Commingled.

Landlord shall not be required to keep the Security Deposit separate from its own funds, and may commingle the Security with its own funds, except as required by law.

SECTION 3.03h. Security Deposit Not Held in Trust.

Landlord shall have no fiduciary responsibility or trust obligation whatsoever with regard to the Security and shall not assume the duties of a trustee of the Security Deposit, except as required by law.

SECTION 3.03i. No Interest-Bearing Account Required.

Landlord shall not be required to keep the Security Deposit in an interest-bearing account, except as required by law. If Landlord keeps the Security Deposit in an interest-bearing account, Landlord shall receive all the interest that accrues.

SECTION 3.03j. Return of Security Deposit.

Subject to Section 3.03k hereof and provided that Landlord has determined, in its sole discretion, that Tenant has fully and faithfully complied with all the terms, provisions, covenants, and conditions of this Lease, and any modification, extension, or renewal thereof, and has paid all amounts owing hereunder, Landlord shall return any unused part of the Security Deposit to Tenant within thirty (30) days after the expiration of the Lease Term.

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SECTION 3.03k. Delivery of Security to Assignee.

If Landlord, in its sole discretion, has sufficient evidence that the Security Deposit has been assigned to an assignee of this Lease, Landlord shall deliver the Security Deposit to the assignee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security to Tenant.

SECTION 3.03l. Sale or Lease of Landlord’s Interest.

In the event of a sale or foreclosure of the Property (as defined in Section 7.06) or the Shopping Center or any part thereof that includes the Premises, or a lease of the Shopping Center, Landlord shall have the right to transfer the Security Deposit to the purchaser or tenant, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the purchaser or tenant for the return of the Security Deposit.

SECTION 3.03m. No Encumbrances on Security Deposit.

The Security Deposit shall not be mortgaged or encumbered by Tenant, and neither Landlord not its successors or assigns shall be bound by any such mortgages or encumbrances.

SECTION 3.03n. Security Deposit Does Not Make Lease Effective.

The acceptance by Landlord of the Security Deposit submitted by Tenant shall not render this Lease effective unless and until Landlord delivers to Tenant a full executed copy of this Lease.

SECTION 3.04. Additional Rent.

In addition to Fixed Minimum Rent, all other payments, including, but not limited to, Operating Costs (as defined in Section 4.01), to be made by Tenant to Landlord shall be deemed to be and shall become “Additional Rent” hereunder whether or not the same be designated as such, and shall be due and payable on demand together with any interest thereon; and Landlord shall have the same remedies for failure to pay same as for a non-payment of Fixed Minimum Rent and Additional Rent. (Fixed Minimum Rent and Additional Rent are hereinafter sometimes collectively referred to as “Rent.”). If Tenant shall fail to make any payment of Rent when due as required under the applicable provisions of this Lease, Tenant shall pay a late charge in accordance with Section 3.05 hereof.

SECTION 3.04a. Rental Taxes. Tenant shall pay to Landlord all taxes imposed on commercial leases, including, without limitation, the Transaction Privilege Tax, each month (collectively referred to herein as the “Rental Tax”). As of the Commencement Date, the Rental Tax is 2.15% of the amount of Rent, including CAM, as defined below, paid by Tenant.

SECTION 3.05. Past Due Rent and Additional Rent.

Tenant hereby acknowledges that if any monthly payment of Rent or any other monies due hereunder from Tenant shall not be received by Landlord or its agent within five (5) days after such payment is due, to compensate Landlord for the additional administrative expenses incurred by Landlord in connection with such late payment, Tenant shall pay a monthly late charge equal to ten percent (10.0%) of the delinquent amount, provided that the payment of such late charge shall not excuse such late payment. Tenant shall be charged the sum of Fifty Dollars ($50.00) for any check returned to Landlord by Tenant's bank for non-sufficient funds or any other reason whatsoever. Late fees and returned check fees become Additional Rent, pursuant to Section 3.04. Landlord may after two (2) such returned checks during the Lease Term, at its sole option, insist upon payment of any sums due hereunder thereafter (including, without limitation, the monthly Rent) by cashier's check or certified funds only.

If Tenant shall fail to pay, when the same is due and payable, any Rent, including the amounts or charges of the character described in Section 3.04 hereof, such unpaid amounts shall bear interest from the due date thereof to the date payment is received in hand by Landlord at the rate which is the greater of eighteen (18.0%) percent per annum or the maximum interest rate permitted by law.

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ARTICLE IV

OPERATING COSTS

SECTION 4.01. Operating Costs.

During each month of the Lease Term, Tenant shall pay, along with its monthly installments of Fixed Minimum Rent and without demand, deduction or setoff, as Additional Rent to Landlord Tenant’s Proportionate Share (as herein defined) of all costs incurred by Landlord in maintaining, repairing, replacing, improving, operating, managing, management fees, administering and insuring the portions of the Shopping Center which are the responsibility of Landlord hereunder (herein sometimes referred to as the “Operating Costs”), including, without limitation, the total costs of operating, repairing, replacing portions of the Shopping Center, security, heating, plumbing, electrical, and/or parking lot; reserves for roof and parking lot; sweeping, maintenance, repaving, striping, air conditioning, lighting; interior common areas and exterior common areas, cleaning, landscaping and drainage, maintaining, painting: interior and exterior, trash removal, inspection of HVAC and HVAC testing (if Landlord shall so elect, which election, if made by Landlord, shall eliminate as long as such election is in effect, Tenant’s requirement pursuant to Section 7.04a ), snow removal, if applicable, utilities: gas, electricity, sewer; maintenance of distribution systems, fire sprinkler maintenance and other fire safety expenses, sign maintenance, telephone expenses (including internet access lines), music systems and holiday decorations, supplies and equipment used in maintaining Common Areas, securing (if Landlord shall so elect), managing, administration of and insuring (including, without limitation, premiums for insurance policies whether under master or blanket policies or separate policies unless paid pursuant to ARTICLE IX, and shall include, without limitation, commercial general liability insurance for personal injury, wrongful arrest or detainer, death and property damage, rent insurance, workers’ compensation insurance, real and personal property taxes fidelity bonds for personnel, and plate glass insurance) the Shopping Center, costs incurred in complying with governmental laws, ordinances, rules and regulations, the amount of any deductibles on any losses submitted to the insurance carrier, plus an administrative cost equal to fifteen (15%) percent of the forgoing costs, as well as legal and accounting fees and financing costs. Operating Costs shall also include all costs associated with those improvements, systems, signage, equipment, and installations that are designated by Landlord to serve or benefit the Shopping Center by facilitating the flow of traffic into or out of the Shopping Center, whether or not located within, adjacent to or near the Shopping Center and all costs of any capital improvements to the Shopping Center which are intended to cause a reduction in any item of Operating Costs or Common Area Costs or improve the utility, efficiency or capacity of any Shopping Center system, amortized on a straight-line basis over the useful life of such improvement (as determined by Landlord). Tenant shall pay Tenant’s Proportionate Share of the amortized cost of each capital improvement plus interest on the unamortized cost of each capital improvement, during the calendar year of the Lease in which each capital improvement is commenced and in each subsequent calendar year of the Lease, as set forth in Section 2.02a. “Tenant’s Proportionate Share” is a fraction, the numerator of which is the square footage of the leasable floor area of the Premises and the denominator of which is square footage of the leasable floor area of the Shopping Center. To determine the amount of Common Area Costs owed by Tenant for a given period of time, total Common Area Costs applicable to the relevant time period are multiplied by Tenant’s Proportionate Share.

Example:	If the Premises consists of 1,000 square feet of leasable floor area of the Shopping Center’s 10,000 square feet of leasable floor area and the amount of Common Area Costs for a given year is $25,000, the amount of Tenant’s Proportionate Share of Common Area Costs for such year would be: 1,000/10,000 x $25,000 = $2,500 for such year.

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SECTION 4.01a. Landlord’s Responsibility as to Common Areas.

Landlord shall, subject to events beyond its reasonable control, maintain or cause to be maintained, the Common Areas in good order and repair in a manner generally consistent with comparable first class shopping centers of similar size and nature in the same metropolitan area as the Shopping Center.

SECTION 4.02. Real Estate Tax Expense.

In addition, Tenant shall pay Tenant’s Proportionate Share of all taxes and public charges and general and special assessments of whatsoever nature directly or indirectly assessed or imposed upon the land, buildings, equipment and improvements constituting the Shopping Center and the rents therefrom, including, but not limited to, all real property taxes, rates, duties and assessments, local improvement taxes, import charges or levies, whether general or special, that are levied, charged or assessed against the Shopping Center by any lawful taxing authority whether federal, state, county, municipal, school or otherwise (other than income, inheritance and franchise taxes thereon), and all costs, including attorney’s fees, incurred by Landlord in connection with any appeal thereof, plus an administrative cost equal to fifteen (15.0%) percent of the foregoing costs. The foregoing taxes, public charges and general and special assessments, are referred to herein as “Real Estate Tax Expense”.

ARTICLE V

INTENTIONALLY OMITTED

ARTICLE VI

UTILITIES

SECTION 6.01. Tenant Responsibilities.

Tenant shall apply for, obtain, pay for, and be solely responsible for all utilities required, used or consumed in the Premises, including, but not limited to, gas, telephone and telephone data, electricity, cable data, HVAC System (as herein defined) maintenance services, or any similar service required to service the needs of Tenant (herein sometimes collectively referred to as the “Utility Services”). Tenant shall also be solely responsible for all maintenance, replacement and/or repair of plumbing, electrical, and HVAC unit installed by Landlord, including, as applicable, the air handling unit(s), heat pumps, evaporative coolers, heating and cooling equipment in the attic and Tenant’s air conditioning lines passing through suites occupied by other tenants, as well as maintenance, replacement and/or repair of locks, light fixtures, sheetrock, windows and glass, and duplication of keys, but only to the extent that such maintenance items are not included in Common Area Costs, and paid for by Tenant as Additional Rent. Landlord warrants that on delivery of possession of the Premises to Tenant, the HVAC System will be in good working order and except to the extent resulting from Tenant’s act or omission, including failure to maintain the HVAC System as required hereunder, Landlord shall warrant such condition (to the extent installed as of the date on which possession of the Premises is delivered to Tenant) for a period of twelve (12) months beginning on the date of delivery of possession to Tenant. The foregoing warranty does not apply to any repair of the HVAC System required because of Tenant’s failure to maintain as and when required or the negligence of Tenant, its agents, employees or contractors, and Tenant shall be liable, at its sole cost and expense, for the prompt repair and, if required, replacement of same. If Landlord installs new HVAC equipment (there being no obligation on the part of Landlord to do so), Tenant will be responsible thereafter for all maintenance and repairs thereof, and Landlord will assign to Tenant any manufacturer’s warranty thereon. If any charge for any utility supplied to the Premises is not paid by Tenant to the utility supplier when due, Landlord may, but shall not be required to, pay such charge for and on behalf of Tenant, with any such amount paid by Landlord being repaid by Tenant to Landlord, as Additional Rent, promptly upon demand. Additionally, if Landlord shall elect to supply any of the Utility Services, such as water, sewer, or trash removal, Tenant shall pay Landlord the cost thereof. Landlord shall not be liable for any interruptions or curtailment in utility services. Tenant agrees that Landlord shall not be liable for any Internet and Internet connections or satellite services, doors, internal equipment, heat pumps, evaporative coolers, vinyl floor, carpeting, washers and dryers, water heaters, light bulbs, ballasts, curtains or drapes, signs, replacement and ceiling tiles, water leaks, toilets, drains, or the replacement of toilets or sinks.

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ARTICLE VII

INSTALLATION, MAINTENANCE, OPERATION AND REPAIR

SECTION 7.01. Tenant Installation and Alterations.

Tenant shall, at Tenant’s sole expense, install all trade fixtures and equipment required to operate its business (all of which shall be of first-class quality and workmanship). All trade fixtures, signs, or other personal property installed in the Premises by Tenant shall remain the property of Tenant and may be removed at any time provided that Tenant is not in default hereunder and provided the removal thereof does not cause, contribute to, or result in Tenant’s default hereunder; and further provided that Tenant shall at Tenant’s sole expense promptly repair any damage to the Premises resulting from the removal of personal property and shall replace same with personal property of like or better quality. The term “trade fixtures” as used herein shall not include carpeting, floor coverings, permanently attached shelving, lighting fixtures other than free-standing lamps, wall coverings, or similar Tenant improvements which shall become the property of Landlord upon surrender of the Premises by Tenant for whatever reason, unless Landlord requires Tenant, by written notice, to remove any such item prior to the end of the Lease Term. Tenant shall not attach any fixtures or articles to any portion of the Premises, nor make any alterations, additions, improvements, or changes or perform any other work whatsoever in and to the Premises, other than minor interior, cosmetic and decorative changes which do not exceed Five Thousand and No/100 Dollars ($5,000.00) in the aggregate per calendar year, without in each instance obtaining the prior written approval of Landlord, which shall not be unreasonably withheld provided that such alterations are non-structural and limited to the interior of the Premises. Any alterations, additions, improvements, changes to the Premises or other work permitted herein shall be made by Tenant at Tenant’s sole cost and expense in a commercially reasonable manner. Tenant shall not penetrate the roof with satellite dishes or any accessory of such nature.

Requirements. Any alterations, additions or installations performed by Tenant (hereinafter collectively “alteration”) shall be subject to the following requirements:

1.	All alterations shall be at the sole cost and expense of Tenant;

2.	Prior to commencement of any work or alteration, Tenant shall submit detailed plans and specifications, including working drawings, (hereinafter referred to as “Plans”) of the proposed work or alterations, which shall be subject to the prior written consent of Landlord, which shall not be unreasonably withheld if such work or alterations are interior, nonstructural work or alterations;

3.	Following approval of the Plans by Landlord, Tenant shall give Landlord no later than ten (10) days prior written notice of commencement of work in the Premises or sooner if practicable so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law;

4.	No alterations shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies. All alterations shall be performed by a licensed contractor(s) approved in advance by Landlord, and the work shall be performed skillfully and in a commercial workmanlike manner;

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5.	All alterations shall be performed consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alteration shall be new, and of recent manufacture, and of the most suitable grade for the purpose intended;

6.	Tenant must obtain the prior written approval of Tenant’s contractor from Landlord before commencement of the work. Tenant’s contractor shall maintain all of the insurance required by Landlord, including commercial general liability, worker’s compensation, builder’s risk and course of construction insurance. Lien waivers will be provided to Landlord by Tenant within seven (7) days of completion of all work;

7.	As a condition to approval of the alterations, Landlord may require performance and labor and materialman’s payment bonds issued by a surety approved by Landlord in a sum equal to the cost of the alterations guarantying the completion of the alterations free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Landlord as beneficiary;

8.	The alterations must be performed in a manner such that there will be no interference with the quiet enjoyment of other occupants and tenants in the Shopping Center;

9.	Tenant shall not place or maintain any sign, advertisement or notice or any antenna or other communication equipment on any part of the outside or rooftop of the Premises or the Shopping Center except (i) such place, number, size, color and style as has been approved in writing, in advance, by Landlord and (ii) in accordance with applicable governmental laws and ordinances. Any such signs or equipment shall be at the sole expense of Tenant. Tenant shall remove all signs and equipment at the expiration or termination of this Lease and restore the affected to its original condition.

10.	Tenant shall not install any equipment that will or may necessitate any changes, replacements or additions to, or in the use of, the building systems of the Premises or the Shopping Center or any equipment containing Hazardous Substances (as herein defined) without first obtaining the prior written consent of Landlord (which may be withheld by Landlord in its sole discretion). Equipment belonging to Tenant that causes noise or vibration that may be transmitted to the structure of the Shopping Center or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Shopping Center shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate vibration. Landlord shall have the right at any time to limit the weight and prescribe the position of safes, concentrated filing systems and other heavy equipment or fixtures.

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SECTION 7.02. Tenant Shall Discharge All Liens.

Tenant will not create or permit to be created or to remain, and will discharge, any lien (including, but not limited to, the liens of mechanics, laborers or materialmen for work or materials done or alleged to be done or furnished in connection with the Premises), encumbrance or other charge upon the Premises or any part thereof, upon Tenant’s leasehold interest therein, provided that Tenant shall not be required to discharge any such liens, encumbrances or charges as may be placed upon the Premises by the act of Landlord. Tenant shall have the right to contest, in good faith and by appropriate legal proceedings, the validity or amount of any mechanics’, laborers’ or materialman’s lien or claimed lien. In the event of such contest, Tenant shall give to Landlord reasonable security as may be required to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Premises or any part thereof by reason of such non-payment, or obtain and record a lien discharge bond in accordance with A.R.S. §33-1004. On final determination of such lien or such claim for lien, Tenant will immediately pay any judgment rendered, with all proper costs and charges, and shall have such lien released or judgment satisfied at Tenant’s expense, and upon receipt of proof of such payment and release of satisfaction, Landlord will promptly return to Tenant such security as Landlord shall have received in connection with such contest. Landlord reserves the right to enter the Premises to post and keep posted notices of non-responsibility for any such lien. Tenant will pay, protect and indemnify Landlord within ten (10) days after demand therefor, from and against all liabilities, losses, claims, dam ages, costs and expenses, including reasonable attorney’s fees, incurred by Landlord by reason of the filing of any lien and/or the removal of the same.

SECTION 7.03. Signs, Awnings and Canopies.

Tenant will not place or suffer to be placed or maintained on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any exterior lighting, plumbing fixture or protruding object or any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval and consent. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times and at Tenant’s expense. Tenant may utilize dignified interior signs that are neat, professionally printed and in good taste without obtaining Landlord’s approval to the extent that they do not detract from the dignity and character of the Shopping Center; provided, however, that Tenant agrees to remove such interior sign if Landlord shall object thereto. Upon occupancy, Tenant shall place an exterior channel-letter sign above the entrance to the Premises, subject to Exhibit D and Landlord’s prior written approval.

SECTION 7.04. Maintenance by Tenant.

Tenant shall, at Tenant’s expense, at all times keep the Premises and appurtenances thereto in good order, condition, and repair, clean, sanitary, and safe, including the replacement of equipment, fixtures and all broken glass (with glass of the same size and quality), and shall, in a manner reasonably satisfactory to Landlord, decorate and paint the Premises at least once every five (5) years to maintain at all times a clean and sightly appearance. Tenant shall be responsible for the cleaning and removal of all spider webs and mold, as well as the repair of any cracks or breakage of the windows. If Tenant fails to perform any of its obligations as required within ten (10) days after notification thereof, Landlord may, but shall not be required to, perform and satisfy same with Tenant hereby agreeing to reimburse Landlord, as Additional Rent, for the cost thereof (including any overhead and administrative fees) promptly upon demand which demand shall include reasonable documentation thereof. Tenant shall make any and all additions, improvements, alterations, and repairs to or on the Premises required to accommodate Tenant’s business operation (including, without limitation, all modifications to any fire sprinkler system located within the Premises), that may at any time during the Lease Term be required or recommended by any lawful authorities, insurance underwriters, Inspection Rating Bureaus, or insurance inspectors designated by Landlord. Landlord may, but shall not be obligated to, deal directly with any authorities respecting their requirements for additions, improvements, alterations, or repairs. Landlord’s approval of plans and specifications shall not create any responsibility on the part of Landlord for their accuracy, sufficiency or compliance with applicable laws, rules or regulations. All such work shall be performed in a good and workmanlike manner in accordance with the requirements set forth in Section 7.01. All Tenant’s work and all such additions, improvements, and alterations thereto shall become the property of the Landlord upon the expiration or earlier termination of this Lease.

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SECTION 7.04a. HVAC System Testing.

Landlord may elect, upon written notice to Tenant, to perform the testing of the HVAC System for the account of Tenant. If Landlord finds that maintenance needs to be performed to the items listed above, Tenant shall pay the full cost of the maintenance contract for the HVAC System as well as for costs of repair or replacement of parts thereof as necessary, in the reasonable judgment of Landlord, subject to Tenant’s rights under Section 4.04. Landlord’s good faith judgment as to the allocation of the charges described in this paragraph shall be conclusive. Included in the charges to be allocated to Tenant shall be, without limitation: the testing contract upon the HVAC System, extended warranties and any repairs and replacements not covered by the maintenance contract or warranty, except where such charges are included in CAM as provided in Article IV. Landlord may elect to replace the HVAC System, if necessary, and in such event the cost thereof shall either be charged to Tenant or be amortized in the manner provided in this Lease with respect to amortization of other Capital Costs. Tenant shall pay to Landlord, Tenant’s Proportionate Share of such amortization, established on an equitable basis in the Premises as compared to the entire area served by the HVAC System or pay the replacement cost of the HVAC System, which shall be determined by the Landlord.

SECTION 7.04b. Responsibilities.

Tenant shall be responsible for and shall pay all expenses in connection with the maintenance, repair or replacement of the following within the Premises:

(i)          Cleaning and replacing windows

(ii)         Locks maintenance

(iii)        Air conditioning

(iv)         Carpeting

(v)          Lights including ballast, light bulbs, and connections.

(vi)         Heating systems

(vii)        Electrical systems

(viii)       Front and rear doors

(ix)         Ceiling tiles

(x)          Interior and exterior walls within the suite

(xi)         All repairs and maintenance within the suite, including sheet rock cracks

(xii)        Electrical outlets including telephone wiring.

(xiii)       Plumbing

(xiv)       Toilets

(xv)        Sinks

(xvi)       Equipment

(xvii)      ADA compliance

(xviii)     Pest control

(xix)       DSL or Internet for cable hookup

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SECTION 7.05. Maintenance by Landlord.

Landlord shall keep the exterior supporting walls and the foundations of the Premises in commercially reasonable repair, provided that Tenant shall promptly give Landlord written notice of the necessity for such repairs, and provided further that the damage thereto shall not have been caused by negligent act or omission of Tenant, its, vendors, officers, agents, employees, licensees, or invitees, in which event Tenant shall be responsible therefor.

SECTION 7.06. Hazardous Substances.

Landlord warrants that to its actual knowledge, as of the date of this Lease, there are no Hazardous Substances (as defined below) in violation of applicable law currently existing on, in or under the Premises or the Shopping Center and that there are no underground storage tanks under the Premises or the Shopping Center. Tenant shall not cause or permit any Hazardous Substances to be placed anywhere on the Shopping Center including into the drains or sewers of the Premises or Shopping Center. Tenant shall not cause or permit any Hazardous Substances to be brought upon, transported through, stored, kept, used, discharged or disposed in or about the Premises or the Shopping Center (collectively, the “Property”). Tenant shall notify Landlord immediately of the presence of or disposal of Hazardous Substances on or near the Premises, and of any notice by a party alleging the presence of Hazardous Substances on or near the Premises. However, Hazardous Substances brought upon, transported, used, kept or stored in or about the Property which are necessary for Tenant to operate its business for the use permitted under this Lease shall with Landlord’s prior written consent, be permitted to be brought upon, transported, used, kept and stored by Tenant but only in the quantities necessary for the usual and customary operation of Tenant’s business and in a manner that complies with: (i) all laws, rules, regulations, ordinances, codes or any other governmental restriction or requirement of all federal, state and local governmental authorities having jurisdiction and regulating the Hazardous Substances; (ii) permits (which Tenant shall obtain prior to bringing the Hazardous Substances in, on or about the Property) issued for the Hazardous Substances; and (iii) all producers’ and manufacturers’ instructions and recommendations, to the extent they are stricter than laws, rules, regulations, ordinances, codes or permits. If Tenant, its affiliates, agents, employees or contractors, in any way breaches the obligations in the preceding sentence; or if the presence of Hazardous Substances on the Property caused by Tenant, its agents, employees or contractors, results in the release or threatened release of Hazardous Substances on, from or under the Property; or if the presence on, from or under the Property of Hazardous Substances otherwise arises out of the operation of Tenant’s business then, without limitation of any other rights or remedies available to Landlord under this Lease or at law or in equity, Tenant shall indemnify, defend, protect and hold harmless Landlord and Landlord’s manager, parent, subsidiaries, affiliates, employees, partners, agents, mortgagees and successors to Landlord’s interest in the Premises (collectively “Indemnity”) for, from and against any and all claims, sums paid in settlement of claims, judgments, damages, clean-up costs, penalties, fines, costs, liabilities, losses or expenses (including, without limitation, attorneys’, consultants’ and experts’ fees and any fees by Landlord to enforce the Indemnity) which arise during or after the Lease Term as a result of Tenant’s breach of the obligations or the release or contamination of the Property by Tenant, its affiliates, agents, employees or contractors, including, without limitation: diminution in value of the Property; damages for the loss of, or the restriction on the use of, rentable or usable space or any amenity of the Property; damages arising from any adverse impact on the sale or lease of the Property; and damage and diminution in value to the Property or other properties, whether owned by Landlord or by third parties. This Indemnity includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Substance present in the soil or groundwater on, under or originating from the Property. Without limiting the foregoing, if the presence of Hazardous Substances on the Property caused or permitted by Tenant, its affiliates, agents, employees or contractors, results in the contamination, release or threatened release of Hazardous Substances on, from or under the Property or other properties, Tenant shall promptly take all actions at its sole cost and expense necessary to return the Property and other properties to the condition existing prior to the introduction of the Hazardous Substances; provided that Landlord’s written approval of the actions shall be obtained first (which approval shall not be unreasonably withheld provided the same is in accordance with applicable law) and so long as such actions do not have or would not potentially have any adverse long-term or short-term effect on Landlord or on the Property or other properties. This Indemnity shall survive the Lease Term and shall survive any transfer of Landlord’s interest in the Property. “Hazardous Substances” means any hazardous, radioactive or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes (whether or not mixed, commingled or otherwise combined with other substances, materials or wastes) listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) a petroleum product, crude oil or any faction thereof, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (v) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903) or (vi) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

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ARTICLE VIII

OPERATING RULES AND REGULATIONS

SECTION 8.01. Rules and Regulations.

Tenant agrees to comply with and observe the following rules and regulations:

(1) All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances designated for such purposes by Landlord.

(2) The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Premises or Shopping Center.

(3) All garbage and refuse shall be kept in the kind of container specified or provided by Landlord, and shall be placed outside of the Premises, prepared for collection in the manner and at the time and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant’s cost. Tenant shall pay the cost of removal of any of Tenant’s refuse or rubbish.

(4) No radio or television or other electronic device or satellite dish shall be installed without first obtaining in each instance Landlord’s consent in writing. No aerial or dish shall be erected on the roof or exterior walls of the Premises or on the grounds without in each instance, the written consent of Landlord. Any aerial or dish so installed without such written consent shall be subject to removal without notice at any time.

(5) No loudspeakers, televisions, phonographs, radios, or other video or audio devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

(6) If the Premises are equipped with heating facilities separate from those in the remainder of the Shopping Center, Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

(7) The exterior areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by Tenant to the satisfaction of Landlord. Tenant shall not place or permit any obstructions or merchandise to be located in the areas immediately adjoining the Premises.

(8)    Tenant and Tenant’s employees shall park their vehicles only in those parking areas designated for that purpose by Landlord. There shall be no individually assigned spaces in the parking lot for any tenants. Tenant shall furnish Landlord with State automobile license numbers assigned to Tenant’s vehicle or vehicles, and vehicles of Tenant’s employees, within five (5) days after taking possession of the Premises and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. In the event that Tenant or its employees fail to park their vehicles in designated parking areas as aforesaid, then Landlord at its option shall charge Tenant Twenty-Five Dollars ($25.00) per day per vehicle parked in any area other than those designated, as and for liquidated damage. Overnight parking anywhere in the Shopping Center is strictly prohibited. Abandoned vehicles will be towed from the Premises.

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(9)    The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant who shall, or whose employees, agents or invitees shall, have caused it.

(10) Tenant shall use at Tenant’s cost such pest extermination service as Landlord deems necessary.

(11) Tenant shall not burn any trash or garbage of any kind in or about the Premises, the Shopping Center, or within one mile of the outside property lines of the Shopping Center. Tenant shall not store nor permit accumulations of any trash, garbage, rubbish, nor other refuse inside or outside of the Premises except in compactors or other receptacles approved by Landlord. If required by Landlord, Tenant shall at its sole cost and expense contract separately for trash removal services with the Shopping Center’s trash disposal contractor. If Tenant shall obtain a separate Dumpster or the appropriate equipment for trash removal, then Tenant shall place its Dumpster in a location selected by Landlord from time to time; maintain its Dumpster in a neat and sanitary conditions; and empty the Dumpster as often as necessary to avoid overloading, leakage spillage, pest and rodent problems, and unsanitary conditions.

(12) Tenant shall not make noises, cause disturbances, or create odors that may be offensive to other occupants and tenants of the Shopping Center or their officers, employees, agents, servants, customers or invitees.

(13) Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Premises may be located, or in the Shopping Center.

(14) Tenant shall, at Tenant’s sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force, and all regulations, orders and other requirements issued or made pursuant to any such ordinances and statutes, including, without limitation, Title III of the Americans with Disabilities Act of 1990 (“ADA”) and the U.S. Occupational Safety and Health Administration (“OSHA”). Notwithstanding the foregoing, Landlord shall cause the structural portions of the Shopping Center, including the Premises, to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements now or hereafter applicable thereto; including, but not limited to, any requirements imposed under ADA or OSHA; provided, however, if with respect to the Premises, such compliance is necessitated by reason of Tenant’s particular manner of using the Premises, then such compliance will be accomplished by Tenant at its expense. Tenant agrees to comply with and observe the rules and regulations set forth above. Tenant’s failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises and the Shopping Center.

(15) Tenant shall spray for pests, such as cock roaches and others, if there is food or other consumable matter present on the Premises.

(16) Tenant shall not, nor shall anyone for or on behalf of Tenant, cause any penetration of the roof, its membrane or coatings.

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(17) Tenant shall respect Landlord’s request of no parking by Tenants in the front area of business.

(18) Tenant shall at all times keep clean the inside and outside of all plate glass in the doors and windows of the Premises. Tenant shall be responsible for all damages to and breakage of plate glass of the Premises, including the storefront, and Tenant shall carry special form property insurance without the deductible on all such plate glass throughout the Lease Term. Such insurance shall otherwise comply with requirements of this Lease pertaining to insurance.

(19) Tenant shall not store excessive gasoline, petrochemicals, oil, solvents, cleaning solutions, evaporative chemicals that emit an odor, or batteries containing lead and/or acid.

(20) Tenant shall not live, sleep or stay in the Premises, nor have any animals in the Premises other than the service animals of disabled individuals.

SECTION 8.02. Parking

Tenant acknowledges that the Shopping Center has a limited number of parking spaces. Tenant hereby waives any and all claims or causes of action regarding the amount of available parking at the Shopping Center. Landlord has no expressed or implied obligation to take action to enforce parking restrictions or remedy the improper use of allocated stalls, including, but not limited to, the towing of cars. Tenant has no right to tow any vehicle or enforce or attempt to enforce any restriction on the parking of any vehicle in the Shopping Center.

ARTICLE IX

INSURANCE

SECTION 9.01. Landlord’s Coverage.

Landlord agrees to carry, or cause to be carried, Employer’s Liability Insurance in the amount of One Million Dollars ($1,000,000) and Commercial General Liability Insurance on the Common Areas, providing coverage of not less than One Million Dollars ($1,000,000) Combined Single Limit for Bodily Injury, including Death and Property Damage Liability arising out of any one occurrence. Landlord shall obtain and maintain throughout the Lease Term property insurance that shall include the Shopping Center (excluding leasehold improvements and personal property from time to time located on the Premises and the premises of other tenants and occupants) insuring against risks of direct physical loss or damage. Tenant understands and acknowledges that Landlord may have a blanket insurance policy, which may be allocated by Landlord among the properties owned or managed by Landlord as Landlord, in Landlord’s reasonable opinion, deems appropriate. Tenant’s reimbursement for the cost of the insurance is included as part of Tenant’s Operating Costs pursuant to ARTICLE IV.

SECTION 9.02. Tenant’s Coverage.

Prior to (and as a condition, if elected by Landlord, of) delivery of possession, Tenant shall submit to Landlord copies of policies and certificates of insurance demonstrating that the coverage required hereunder to prove required insurance coverage. Tenant shall submit to Landlord new certificates at least thirty (30) days prior to expiration of current insurance policies. Tenant shall maintain at its sole expense during the term hereof commercial general liability insurance with insurance companies with a minimum AM Best rating of A or higher, authorized to transact business in the jurisdiction where the Shopping Center is located, covering Tenant and naming Landlord, Landlord’s mortgagee (if any) and any other party designated by Landlord, as an additional insured, providing single limit coverage of not less than One Million Dollars ($1,000,000) bodily injury, including death and personal injury, and property damage for any one occurrence in the Premises, and One Million Dollars ($1,000,000) per location general vandalism and malicious mischief insurance, and a standard “all risk” policy insuring and protecting against all risk of physical loss or damage to Tenant’s improvements and property, including, but not limited to, inventory; trade fixtures, furnishings and other personal property for the full replacement cost thereof. If Tenant manufactures, distributes, sells or serves alcoholic beverages, Liquor Liability Coverage Form CG 00 33 10 01 must be added to the Commercial General Liability policy with a coverage in an amount of no less than Five Million Dollars ($5,000,000). Tenant will cause such property insurance policies to name Landlord, and any party designated by Landlord, as loss payee. In addition, Tenant shall keep in force Workers’ Compensation or similar insurance to the extent required by law. Should Tenant fail to effect any of the insurance called for under this Lease, Landlord may, at its sole option, procure said insurance and pay the requisite premiums, in which event, Tenant shall pay all sums so expended to Landlord, as Additional Rent following invoice. Each insurer under the policy required hereunder shall agree by endorsement on the policy issued by it or by independent instrument furnished to Landlord that it will give Landlord thirty (30) days’ prior written notice before the policy or policies in question shall be altered or canceled.

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SECTION 9.03. Increase in Fire Insurance Premium.

Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article nor conduct the operation of its business in a manner that may be prohibited by the standard form of fire insurance casualty policy. Tenant agrees to pay the cost of premiums for fire and extended coverage insurance that may be charged during the Lease Term on the amount of such insurance carried by Landlord on the Premises or the Shopping Center to the extent the amount of such premium results from the type of merchandise sold or manner of operation by Tenant in the Premises (as opposed to general retail purposes) whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant’s use of the Premises, a schedule issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges that make up the fire insurance rate on the Premises. If Tenant’s occupancy causes any increase of premium for the fire and/or casualty rates on the Premises, Tenant shall pay the additional premium on the fire and/or casualty insurance policies by reason thereof. Tenant also shall pay, in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire or other casualty. Invoices for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from and payable by Tenant when rendered and the amount thereof shall be deemed to be, and be paid as, Additional Rent.

SECTION 9.04. Indemnification

Tenant hereby agrees to indemnify and hold Landlord, its manager, partners, members, officers and directors harmless for, from and against any and all claims, damages, liabilities or expenses arising out of (a) Tenant’s use of the Premises or the Shopping Center, (b) any and all claims arising from any breach or default in the performance of any obligation of Tenant, and/or (c) any act, omission or negligence of Tenant, its affiliates, agents, employees and contractors. Tenant hereby releases Landlord from liability for any damages sustained by Tenant or any other person claiming by, through or under Tenant due to the Premises, the Shopping Center, or any part thereof or any appurtenances thereto arising out of repair, or due to the happening of any accident, including, but not limited to, any damage caused by water, snow, windstorm, tornado, gas, steam, electrical wiring, sprinkler system, plumbing, heating and air conditioning apparatus and from any acts or omissions of co-tenants or other occupants of the Shopping Center. Landlord shall not be liable for any damage to or loss of Tenant’s personal property, inventory, fixtures or improvements, from any cause whatsoever, except the affirmative acts of proven negligence of Landlord, and then only to the extent not covered by insurance carried by Tenant or required to be carried by Tenant in accordance with Section 9.02 hereof.

Section 9.04a. In the event Landlord determines that mold or conditions giving rise or that could give rise to mold are present at the Premises due to the act or omission of Tenant or Tenant’s operations, then

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1.       Tenant, at its sole cost and expense, shall promptly:

(a)	Hire trained and experienced mold remediation contractors to prepare a remediation plan and to remediate the mold or mold conditions at the Premises;

(b)	Send Landlord notice, in writing, with a copy of the remediation plan, at least five (5) days prior to the mold remediation, stating:

(i)	The date on which the mold remediation shall start;

(ii)	Which portion of the Premises shall be subject to the remediation;

(iii)	The name, address, and telephone number of the certified mold remediation contractors performing the remediation;

(iv)	The remediation procedures and standards to be used at the Premises;

(v)	The clearance criteria to be employed at the conclusion of the remediation; and

(vi)	The date the remediation will conclude;

(c)	Notify, in accordance with any applicable state or local health or safety requirements, its employees as well as occupants and visitors of the Premises of the nature, location, and schedule for the planned mold remediation;

(d)	Ensure that the mold remediation is conducted in accordance with the relevant provisions of the document Mold Remediation in Schools and Commercial Buildings (EPA 402-K-01-001, March 2001) (“EPA Guidelines”), published by the U.S. Environmental Protection Agency, as may be amended or revised from time to time, or any other applicable, legally binding federal, state, or local laws, regulatory standards or guidelines; and

(e)	Provide Landlord with a draft of the mold remediation report and give Landlord a reasonable opportunity to review and comment thereon, and when such report is finalized, promptly provide Landlord with a copy.

SECTION 9.05. Mutual Release, Waiver of Subrogation.

Landlord and Tenant shall cause each insurance policy carried by them insuring the Premises or the Shopping Center, or the contents thereof, to be written to provide that the insurer waives all rights of recovery by way of subrogation against the other party hereto in connection with any loss or damage covered by the policy.

ARTICLE X

CASUALTY AND CONDEMNATION

SECTION 10.01. Fire, Explosion or Other Casualty.

If the Premises are damaged by fire, explosion or any other casualty to an extent that is less than fifty (50%) percent of the cost of replacement of the Premises, the damage, except as provided in Section 10.02, shall promptly be repaired by Landlord at Landlord’s expense, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage, and that in no event shall Landlord be required to repair or replace Tenant’s stock in trade, fixtures, tenant improvements, furniture, furnishings, floor coverings, equipment or other tangible or intangible assets. If: (a) Landlord is not required to repair as hereinabove provided, or (b) the Premises shall be damaged to the extent of fifty (50%) percent or more of the cost of replacement, or (c) the building of which the Premises are a part is damaged to the extent of twenty-five (25%) percent or more of the cost of replacement, or (d) the buildings (taken in the aggregate) in the Shopping Center shall be damaged to the extent of more than twenty-five (25%) percent or more of the cost of replacement, then Landlord may elect either to repair or rebuild the Premises or the building or buildings, or to terminate this Lease upon giving notice of such election in writing to Tenant within ninety (90) days after the occurrence of the event causing the damage. If the casualty, repairing, or rebuilding shall render the Premises untenantable in whole or in part, and the damage shall not have been due to the default or neglect of Tenant, its agents, employees or contractors, an equitable abatement of the Fixed Minimum Rent shall be allowed from the date when the damage occurred until the date Landlord completes its work.

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SECTION 10.02. Landlord’s and Tenant’s Work.

The provisions of this Article X with respect to repair by Landlord shall be limited to such repair as is necessary to place the Premises (excluding Tenant’s work and any tenant improvements) in the same condition as when possession was delivered by Landlord. Promptly following such casualty as defined above, Tenant shall, at Tenant’s expense, perform any work necessary to restore the Premises to the condition that they were in immediately prior to the casualty. Tenant shall restore, repair or replace its stock in trade fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.

SECTION 10.03. Condemnation.

If the whole of the Premises, or so much thereof as to render the balance unusable by Tenant, shall be taken under power of eminent domain, or otherwise transferred in lieu thereof, or if any part of the Shopping Center is taken and its continued operation is not, in Landlord’s sole opinion, economical, this Lease shall automatically terminate as of the date possession is taken by the condemning authority. No award for any total or partial taking shall be apportioned. In the event of a partial taking that does not result in the termination of this Lease, Fixed Minimum Rent and Additional rent shall be apportioned according to the part of the Premises remaining usable by Tenant.

SECTION 10.04. Condemnation Award.

All compensation awarded or paid for any taking or acquiring under the power or threat of eminent domain, whether for the whole or a part of the Premises or Shopping Center, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or to the fee of the Premises or otherwise, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation; provided, however, that Landlord shall not be entitled to any award specifically made to Tenant for the taking of Tenant’s trade fixtures, furniture or leasehold improvements to the extent of the cost to Tenant of said improvements (exclusive of Landlord’s contribution), less depreciation computed from the date of said improvements to the expiration of the original term of this Lease.

SECTION 10.05. Restoration.

In the event of a taking in respect of which this Lease is not terminated, this Lease and the term hereof shall continue in full force and effect and Landlord forthwith shall attempt to restore the remaining portions of the Premises and the Shopping Center to an architectural whole; provided, however, that in no event shall Landlord be required to expend in connection with such restoration more than the amount of any condemnation award actually received by Landlord.

SECTION 10.06. Flooding

Landlord shall not be responsible for any loss, damage or cost of restoration due to water intrusion or flooding, unless such loss, damage or cost of restoration is covered by the Landlord’s insurance. If such insurance coverage is available, then the Landlord’s responsibility for loss, damage or cost of restoration shall be limited to the amount of insurance proceeds actually received by Landlord and Tenant shall be responsible for any applicable deductibles and all other costs in excess of the insurance proceeds. Water damage to the Premises or areas occupied by other tenants, resulting from leaking faucets, toilets, water overflow, and broken pipes or from any other source located within the Premises shall be the responsibility of Tenant.

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ARTICLE XI

DEFAULT AND REMEDIES

SECTION 11.01. Defaults Defined.

All of Tenant’s monetary obligations to the Landlord are considered to be Rent. If Rent is unpaid when due, Tenant shall be in default (provided, however, Tenant shall have up to five (5) days after written notice from Landlord to cure such default), and Landlord has the right to re-enter, take possession and enforce all of the Landlord’s remedies provided for in this Lease.

Landlord will give Tenant thirty (30) days written notice of non-monetary defaults that do not affect health and safety. If Tenant does not cure the non-monetary defaults within thirty (30) days from the date of notice, then Tenant will be in default and Landlord will have the right to enforce all of the Landlord’s remedies provided for in this Lease. Landlord will give Tenant three (3) days written notice of non-emergency defaults affecting health or safety. If Tenant does not cure such defaults within three (3) days from the date of notice, then Landlord will have the right to enforce all of the Landlord’s remedies provided for in this Lease. If Tenant (a) fails to cease all conduct prohibited hereby immediately upon receipt of written notice from Landlord; (b) fails to take actions in accordance with the provisions of written notice from Landlord to remedy Tenant’s failure to perform any of the terms, covenants and conditions hereof; (c) fails to conduct business in the Premises as herein required; (d) commits an act in violation of this Lease which Landlord has previously notified Tenant to cease more than once in any 12-month period; (e) becomes bankrupt, insolvent or files any debtor proceeding; takes or has taken against Tenant any petition of bankruptcy; takes action or has action taken against Tenant for the appointment of a receiver for all or a portion of Tenant’s assets; files a petition for a corporate reorganization; makes an assignment for the benefit of creditors, or if in any other manner Tenant’s interest hereunder shall pass to another by operation of law (any or all of the occurrences in this said Section 11.01(f) shall be deemed a default on account of bankruptcy for the purposes hereof and such default on account of bankruptcy shall apply to and include any Guarantor of this Lease); (g) commits waste to the Premises; (h) fails to submit annual financial statement or current tax return for each year; or (i) is otherwise in breach of Tenant’s obligations hereunder and shall not have cured same within thirty (30) days following written notice from Landlord; then Tenant shall be in default hereunder and Landlord may, at its option and without further notice to Tenant, terminate Tenant’s right to possession of the Premises (“Repossession”) and without terminating this Lease re-enter and resume possession of the Premises and/or declare this Lease terminated, and may thereupon, in either event, remove all persons and property from the Premises, with or without resort to process of any court, if such self-help can be done without a breach of peace. Notwithstanding such re-entry by Landlord, Tenant hereby indemnifies and holds Landlord harmless from any and all loss or damage, which Tenant may incur by reason of the termination of this Lease and/or Tenant’s right to possession hereunder. In no event shall Landlord’s termination of this Lease and/or Tenant’s right to possession of the Premises abrogate Tenant’s agreement to pay Rent and additional charges due hereunder for the full Lease Term following reentry of the Premises by Landlord, and Tenant shall continue to pay all such Rent as same becomes due under the terms of this Lease, together with all other expenses incurred by Landlord in regaining possession, until such time, if any, as Landlord relets same and the Premises are occupied by such successor, it being understood that Landlord shall have no obligations to mitigate any damages by reletting the Premises or otherwise. Upon reletting, sums received from such new tenant by Landlord shall be applied first to payment of costs incident to reletting; any excess shall then be applied to any indebtedness to Landlord from Tenant other than for Fixed Minimum and Additional Rent; and any excess shall then be applied to the payment of Fixed Minimum and Additional Rent due and unpaid. The balance, if any, shall be applied against the deficiency among all amounts received hereunder and sums to be received by Landlord on reletting, which deficiency Tenant shall pay to Landlord in full, within five (5) days of notice of same from Landlord. Tenant shall have no right to any proceeds of reletting that remain following application of same in the manner set forth herein.

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SECTION 11.02. Rights and Remedies.

The various rights and remedies herein granted to Landlord shall be cumulative and in addition to any others Landlord may be entitled to by law or in equity; and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy. In all events, Landlord shall have the right upon notice to Tenant to cure any breach by Tenant at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for such expense upon demand.

Landlord’s Lien. In addition to any statutory landlord’s lien now in effect or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of Tenant’s property situated in or upon, or used in connection with, the Premises, and all proceeds thereof (the “Collateral”), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such Collateral thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 11.02 and inventory, equipment, contract rights, accounts receivables and the proceeds thereof. Upon the occurrence of a default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the right afforded to a secured party under the Uniform Commercial Code of the State of Arizona (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 11.02, which power is coupled with an interest and is irrevocable during the Term. The landlord's lien shall survive the expiration or earlier termination of this Lease until all obligations of Tenant have been fully performed.

SECTION 11.03. Bankruptcy.

Landlord and Tenant acknowledge that the Premises are located in a shopping center as the term is used in Title 11 of the United States Code relating to Bankruptcy, as amended (“Bankruptcy Code”) and are subject to the terms of Section 365(b) thereunder. If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of the Bankruptcy Code, then Tenant, as a debtor-in-possession, or any trustee for Tenant agrees to promptly, within no more than fifteen (15) days upon request by Landlord to the Bankruptcy Court, assume or reject this Lease and Tenant, on behalf of itself and any trustee, agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. In such event, Tenant or any trustee for Tenant may only assume this Lease if (a) it cures or provides adequate assurance that the trustees will promptly cure any default hereunder, (b) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant’s defaults, and (c) provides adequate assurance of performance during the fully stated Lease Term of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease, as set forth herein and above, shall include, without limitation, adequate assurance (1) of the source of rent reserved hereunder, and (2) that the assumption of this Lease will not breach any provision hereunder. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required unless Tenant shall have paid and be current in all payments of Operating Costs, utilities or other charges therefor.

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SECTION 11.04. Tenant’s Default - Additional Charges.

If Tenant defaults in the performance of any obligations under this Lease (other than default in payment of Rent for which Landlord is not required to give notice) and does not cure such default within thirty (30) days of the date of notice (three [3] days for non-emergency health and safety issues) or does not within said period commence and diligently proceed to cure such default, then Landlord, in addition to its other remedies, may, at any time, cure the default at the expense of Tenant. The amount spent by Landlord to cure the default together with interest thereon shall become Additional Rent due and payable upon invoice. If Tenant continually fails to perform as stated in the Lease, and the default clause has been waived more than twice, on the third such occasion and any subsequent time that Tenant fails to perform, the default will cause a monetary penalty, in addition to all other rights and remedies of Landlord hereunder, of Five Hundred and No/100 Dollars ($500.00). Any sums in default will accrue interest at the rate that is the greater of eighteen (18%) percent interest or the highest rate allowed by law. In the event of emergencies, or where necessary to prevent injury to persons or damage to property, Landlord may cure a default by Tenant before the expiration of any cure period, but after giving such written or oral notice to the other party as is practical under all of the circumstances. No termination of this Lease pursuant to this Article and no Repossession of the Premises pursuant to this Article or otherwise shall relieve Tenant of its liabilities and obligations under this Lease, all of which shall survive any such termination or Repossession. In the event of any such termination or Repossession, whether or not the Premises shall have been relet, Tenant shall pay to Landlord the Base Rent and other sums and charges to be paid by Tenant up to the time of such termination or Repossession, and thereafter, until the end of what would have been the Lease Term in the absence of such termination or Repossession, Tenant shall pay to Landlord as and for liquidated and agreed current damages for Tenant’s default, the equivalent of the amount of the Base Rent and such other sums and charges that would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds, if any, of any reletting effected pursuant to the provisions of this Section after deducting all of Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses and attorney’s fees, reasonable and necessary alteration costs, and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days when the Rent would have been due and payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover the same from Tenant on each such day. At any time after such termination or Repossession, whether or not Landlord shall have collected any current damages as aforesaid, at Landlord’s election, rather than collect the Rent on the days otherwise due and payable under the Lease, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to the then present value of the excess of the Rent and other sums or charges reserved under this Lease from the date of such termination or Repossession for what would be the then unexpired Lease Term if the same had remained in effect, over the amount Tenant demonstrates that Landlord could in all likelihood actually collect for the Premises for the same period, said present value to be arrived at on the basis of a discount of one percent (1%) per annum.

SECTION 11.05. Landlord’s Default.

Landlord shall not be in default unless Landlord fails to perform a required obligation within thirty (30) days after receipt notice by Tenant to Landlord with a copy to the holder of any first mortgage or deed of trust covering the Premises. Such notice shall specify the nature of the obligation that the Landlord has failed to perform. If the obligation is such that more than thirty (30) days is required for performance then the Landlord shall not be in default, if the Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the work to completion. Tenant’s sole remedy in the event of an uncured default by the Landlord will be to commence an action in Maricopa County Superior Court. In no event shall Tenant be entitled to terminate this Lease as a result of a default by Landlord. TENANT WAIVES ALL CLAIMS OF INCIDENTAL AND CONSEQUENTIAL DAMAGES AND ALSO WAIVES ANY AND ALL CLAIMS OR ACTIONS FOR PUNITIVE DAMAGES.

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ARTICLE XII

ASSIGNMENT

SECTION 12.01. Assignment.

Except as otherwise specified herein, Tenant shall not, voluntarily, involuntarily or by operation of law, sell, mortgage, pledge, or in any manner transfer or assign this Lease, in whole or in part, nor license concessions or lease departments therein (collectively, “Transfer”), without first obtaining the written consent of the Landlord, which consent may be granted or withheld by Landlord in its sole discretion. At least thirty (30) days prior to the Transfer, Tenant shall furnish Landlord with (a) all documents related to the Transfer; (b) all financial statements of the proposed transferee (“Transferee”) under the Transfer, including, but not limited to, the most recent income, balance sheet and changes thereto, in audited form, if available; (c) any other relevant information that Landlord has theretofore reasonably requested regarding the proposed Transfer; and (d) if the Transfer is an assignment of this Lease, a statement signed by an authorized officer of the assignee agreeing that the assignee will be liable for all obligations thereafter arising under this Lease. Within thirty (30) days from receipt of Tenant’s request for transfer, Landlord shall respond to Tenant’s request. Consent by Landlord to any assignment shall not constitute a waiver of the necessity for such consent to any subsequent assignment and shall not constitute a release of the Tenant hereunder. This prohibition includes any assignment that would otherwise occur by operation of law, merger, consolidation, and, reorganization, transfer or other change of Tenant’s corporate or proprietary structure, except as authorized in Section 12.04 below. In no event shall Tenant be permitted to sublet all or any portion of the Premises and in no event shall Tenant be released from its obligations under this Lease.

If, at any time during the Lease Term, Tenant (or Guarantor) is:

a.)              a corporation or a trust (whether or not having shares or beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees, or other persons exercising like functions and managing the affairs of Tenant, or

b.)              a partnership, limited liability company or association or other entity (which is not corporation or a trust) and there shall occur any change in the identity of any of the persons who then are partners or members of such entity, such change shall be deemed to be a Transfer, unless Tenant (or Guarantor, as applicable) is a corporation and the outstanding voting stock thereof is listed on a recognized national securities exchange.

SECTION 12.02. Additional Consideration.

If, as a result of a Transfer, Tenant receives compensation in excess of the Rent due hereunder, Tenant shall pay fifty (50%) percent of such compensation to Landlord as and when received by Tenant as consideration for Landlord’s consent to Transfer. Tenant also agrees to reimburse Landlord upon demand for Landlord’s reasonable costs and fees (including professional fees) in connection with Landlord’s consideration of a transfer but such reimbursement shall not exceed Two Thousand Five Hundred Dollars ($2,500.00). If Landlord exercises its right to Repossession of any or all of the Premises pursuant to the provisions of the Lease hereof, in no event shall Tenant be entitled to any proceeds derived from or relating to (directly or indirectly) any assignment or this Lease, or any sublet or sub-sublet by Landlord of any or all of the Premises.

SECTION 12.03. INTENTIONALLY OMITTED.

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SECTION 12.04. Withholding of Consent.

Notwithstanding the above, it shall not be unreasonable for Landlord to withhold its consent to Tenant’s request to Transfer, if:

(i) the credit rating or financial statement of the proposed Transferee is less than that of Tenant at the time of the request for consent or as of the date of execution of this Lease, whichever of such credit ratings or financial statements shows a higher rating or tangible net worth, as the case may be;

( ) the proposed Transferee does not have at least three (3) years of relevant business experience;

(i) the proposed Transferee’s business, in Landlord’s reasonable opinion, is not equal to, or greater than, the class, quality or standard of operation of Tenant’s business;

(ii) the proposed Transferee’s use, if not the same as the Permitted Use, will conflict with any exclusive use protection granted by Landlord to any other tenant in the Shopping Center and consent to Transfer would cause Landlord to default under its exclusivity provision with such other tenant;

(iii) the proposed Transferee is then in default under any other lease with Landlord, or;

(iv) Tenant or the proposed Transferee has failed to provide Landlord the information set forth in Section 12.01 herein.

SECTION 12.05. Change of Control.

Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without Landlord’s consent, to assign this Lease or sublet all of the Premises to a parent or wholly owned subsidiary, to an entity with which it is merged or consolidated or to an entity acquiring all or substantially all of the assets of Tenant or a majority or more of its outstanding stock (the above transferees described herein are collectively referred to as an “Affiliate”) so long as the Affiliate agrees to continue to operate the Premises for the Permitted Use outlined in Section 1.01 above; Tenant is not released from any obligation under this Lease; and a fully executed copy of an assignment of the Lease is delivered to Landlord within ten (10) days of such assignment. In furtherance of the provisions of this Section 12.05, if Tenant is a corporation and if the person or persons who own a majority of its voting shares at the time of the execution hereof cease to own a majority of such shares at any time hereafter, except as a result of transfers by gift, bequest, or inheritance by or among immediate family members, Tenant shall so notify Landlord. In the event of such change of ownership, whether or not Tenant has notified Landlord thereof, Landlord may terminate this Lease by notice to Tenant effective sixty (60) days from the date of such notice from Tenant, or the date on which Landlord first has knowledge of such transfer, whichever shall first occur. This Section 12.05 shall not apply as long as Tenant is a corporation, the outstanding voting stock of which is listed on a recognized security exchange. If Tenant is a partnership and if any partner or partners withdraw from the partnership, or if the partnership is otherwise dissolved, Tenant shall so notify Landlord. In the event of such withdrawal or dissolution, Landlord may terminate this Lease by notice to Tenant effective sixty (60) days from the date of notification from Tenant or the date on which Landlord first has knowledge of such withdrawal or dissolution, whichever shall first occur. If Tenant is a sole proprietorship, in the event of his incapacity or death, Landlord shall have the option to terminate this Lease upon sixty (60) days’ prior written notice to Tenant or his legal representative. If Tenant is a partnership, and if any partner or partners withdraw from the partnership, or if the partnership is otherwise dissolved, or control of the partnership changes, Tenant shall so notify Landlord. In the event of such withdrawal or dissolution, Landlord may terminate this Lease by notice to Tenant effective ninety (90) days from the date of such notice from Tenant or the date on which Landlord first has knowledge of such withdrawal or dissolution, whichever shall first occur.

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ARTICLE XIII

RIGHT OF ENTRY

SECTION 13.01. Right of Entry.

Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times to examine the same, and to show them to prospective purchasers or tenants of the Shopping Center, and to make such repairs, alterations, improvements or additions as Landlord may elect to make, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the six (6) months prior to the expiration of the Lease Term or any renewal term, Landlord may exhibit the Premises to prospective tenants or purchasers, and place upon the Premises the usual notices “For Lease” or “For Sale,” which notices Tenant shall permit to remain thereon without molestation.

ARTICLE XIV

TENANT’S PROPERTY TAXES AND EMERGENCY NOTIFICATION

SECTION 14.01. Taxes.

Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes, levies and fees of every kind and nature, including, but not limited to, general or special assessments assessed or rental tax during the Lease Term against any personal property of any kind on the Premises, including that which is owned by or placed in, upon or about the Premises by Tenant and taxes assessed on the basis of Tenant’s occupancy thereof, including, but not limited to, taxes measured by Rent due from Tenant hereunder.

SECTION 14.02. Personal Property, Gross Receipts, Leasing Taxes.

This Section and Section 14.01 above are intended to deal with impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Shopping Center of which Tenant is obligated to pay Tenant’s Proportionate Share. In addition to the Fixed Minimum Rent and Additional Rent to be paid by Tenant hereunder, Tenant shall pay reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (excluding state, local or federal individual and corporate income taxes measured by the income of Landlord from all sources, and estate and inheritance taxes) whether or not now customary or within the contemplation of the parties hereto:

1.    Upon, measured by, or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or identified separately by the taxing authority as attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord;

2.    Upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof to the extent such taxes are not included as Real Estate Tax Expense, as defined in this Lease; and

3.    Upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the Fixed Minimum Rent payable to Landlord under this Lease shall be increased to net Landlord (i.e., after payment of the Taxes for which Landlord may not receive reimbursement from Tenant) the amount of Fixed Minimum Rent plus reimbursement for Taxes that would have been receivable by Landlord if such tax had not been imposed. All taxes payable by Tenant under this Section shall be deemed to be, and shall be paid as, Additional Rent.

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SECTION 14.03. Notices by Tenant.

Tenant shall give immediate personal, telephone or electronic notice to Landlord in case of fire, casualty, or accidents in the Premises or in the building of which the Premises are a part or of defects therein or in any fixtures or equipment and shall promptly thereafter confirm such notice in writing. A key must be allowed by Tenant to Landlord’s manager and to the local Fire Department in a lock box in case of emergency.

ARTICLE XV

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

SECTION 15.01. Attornment.

If any proceedings are brought for foreclosure, or if the power of sale under any mortgage, deed of trust or deed to secure debt made by Landlord covering the Premises is exercised, Tenant shall attorn to the purchaser upon the foreclosure or sale and recognize the purchaser as Landlord under this Lease.

SECTION 15.02. Subordination and Non-disturbance.

Tenant’s rights shall be subordinate to the interest of any ground landlord and to the lien of any mortgage or deed of trust in force as of the date hereof or later placed against the Shopping Center, upon any building placed later upon the Shopping Center and to all advances made upon the security thereof. The ground lessor or the mortgagee or beneficiary named in the mortgage or trust deed shall agree that Tenant’s peaceable possession of the Premises shall not be disturbed if Tenant is not in default under this Lease. Any mortgagee or beneficiary of Landlord may, at its option, subordinate its mortgage or trust deed to this Lease. This ARTICLE is self-operative, and no further documentation of Tenant’s subordination and attornment is required, however Tenant shall execute any subordination agreement requested by Landlord, any mortgagor or beneficiary of Landlord upon written request.

SECTION 15.03. Mortgagee’s Approval.

If any mortgagee of the Shopping Center requires any modification of the terms and provisions of this Lease as a condition to such financing as Landlord may desire, then Landlord shall have the right to cancel this Lease if Tenant fails or refuses to approve and execute such modification(s) within thirty (30) days after Landlord’s request therefor, provided said request is made prior to the commencement of the Lease Term. Upon such cancellation by Landlord, this Lease shall be null and void and neither party shall have any liability either for damages or otherwise to the other by reason of such cancellation. In no event, however, shall Tenant be required to agree, and Landlord shall not have any right of cancellation for Tenant’s refusal to agree, to any modification of the provisions of this Lease relating to: the amount of Rent or other charges reserved herein; the size and/or location of the Premises; or the duration and/or commencement date of the Lease Term.

SECTION 15.04. Estoppel Certificate

Within ten (10) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Premises and/or the land thereunder by Landlord an estoppel certificate shall be required from Tenant, Tenant agrees to deliver in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there are no defenses or offsets thereto (or stating those claimed by Tenant) and the dates to which Fixed Minimum Rent, Additional Rent and other charges have been paid. If Tenant fails to execute and deliver an estoppel certificate within twenty (20) days after Tenant’s receipt of Landlord’s written request(s) therefor, then such failure shall constitute a material default by Tenant under this Lease, and in such event, Tenant agrees to pay to Landlord as liquidated damages therefor (and in addition to all other remedies available to Landlord) an amount equal to One Hundred Dollars ($100.00) per day for each day that Tenant fails to so deliver such certificate to Landlord after the expiration of such twenty (20) day period.

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ARTICLE XVI

SURRENDER OF PREMISES

SECTION 16.01. Condition on Surrender.

At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom and/or vacuum clean, relative to type of flooring, and in the same condition as when tendered by Landlord, reasonable wear and tear and insured casualty excepted. Tenant shall promptly repair any damage to the Premises caused by the removal of any furniture, trade fixtures or other personal property placed in the Premises. The cost of any removal of all personal property that causes damage will be taken out of the Security Deposit, and the cost of any such necessary repairs or removals by Landlord will be taken out of the Security Deposit. The carpet shall be shampooed, stains removed from tile, and nail holes shall be filled. Keys must be returned and all personal items removed. If Tenant fails to complete such tasks, the cost of repairs and/or damages will be taken out of the Security Deposit. To the extent not covered by the Security Deposit, Tenant shall be held responsible for reimbursements of actual costs incurred by Landlord, if Landlord is required to make repairs pursuant to this Section, such obligation to survive the Lease Term. Payments shall be received by Landlord from Tenant within thirty (30) days of repairs.

SECTION 16.02. Holding Over.

If Tenant remains in possession of the Premises after the expiration of the Lease Term without a new lease (even if Tenant has paid and Landlord has accepted rental), Tenant shall be deemed to be occupying the Premises as a tenant from month to month, subject to the covenants, conditions and agreements of this Lease. The monthly rental shall be Two Hundred Percent (200%) of the monthly Rent, including all Additional Rent, that was charged to the Tenant during the last month of the Lease Term or extension of the initial Lease Term, subject to modification by written agreement of the parties. If Tenant fails to surrender the Premises on the termination of this Lease, Tenant shall, in addition to other liabilities to Landlord, indemnify, defend and hold Landlord harmless from loss and liability resulting from that failure including, but not limited to, claims made by a succeeding tenant. The exercise of Landlord’s rights shall not be interpreted to allow Tenant to continue in possession, nor shall it be deemed an election to extend the Term beyond a month-to-month basis. If Landlord, in its sole discretion, determines to permit Tenant to remain in the Premises on a month-to-month basis, the month-to-month tenancy shall be terminable on thirty (30) days prior written notice.

SECTION 16.03. Termination Requirements

If Tenant fails to surrender the Premises on the termination of this Lease, Tenant shall, in addition to other liabilities to Landlord, indemnify, defend and hold Landlord harmless from loss and liability resulting from that failure including, but not limited to, claims made by a succeeding tenant. The exercise of Landlord’s rights shall not be interpreted to allow Tenant to continue in possession, nor shall it be deemed an election to extend the Term beyond a month-to-month basis. If Landlord, in its sole discretion, determines to permit Tenant to remain in the Premises on a month-to-month basis, the month-to-month tenancy shall be terminable on thirty (30) days, prior written notice, by either party.

Tenants shall before the Security Deposit is returned and as conditions of surrender of possession at the end of the Lease Term:

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(1)	Remove all personal property and any improvements Landlord requires to be removed from the Premises;

(2)	Remove all signs and patch and repaint (or repair if necessary) all holes

(3)	Broom swept condition and vacuumed;

(4)	Shampoo and remove all stains from carpet, as acceptable to Landlord;

(5)	Remove all fixtures;

(6)	Return keys;

(7)	Allow Landlord to place on the Premises signs advertising the Premises “For Lease” pursuant to Section 13.01 of this Lease

(8)	Sign agreement to terminate on the applicable date, if required by Landlord.

SECTION 16.04. Walk Through Inspection.

Upon termination, Landlord shall have the right to conduct a walk-through inspection of the Premises and if Landlord so elects, Tenant shall fully cooperate therewith. A check list of clean up items, damages and costs for which Tenant is liable shall be made. Any charges incurred by Landlord shall, at Landlord’s election, be assessed against the Security Deposit, or, if Landlord elects, paid by Tenant directly to Landlord upon demand.

ARTICLE XVII

MISCELLANEOUS

Section 17.01. Waiver.

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.

SECTION 17.02. Quiet Enjoyment.

Landlord covenants that Tenant, upon paying all sums due from Tenant to Landlord hereunder and performing and observing all of Tenant’s obligations under this Lease shall peacefully and quietly have, hold and enjoy the Premises and the appurtenances throughout the Lease Term without interference by the Landlord, subject, nevertheless, to the terms and provisions of this Lease.

SECTION 17.03. Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

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SECTION 17.04. Entire Agreement.

This Lease and the Exhibits and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

SECTION 17.05. No Partnership.

Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant.

SECTION 17.06. Force Majeure.

If either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive govern mental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of a party (but not for the inability to meet its monetary obligations hereunder), the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

SECTION 17.07. Notices.

Unless otherwise expressly provided in this Lease, any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be in writing and shall be delivered by United States certified mail, postage pre-paid, return receipt requested, or expedited mail service or overnight delivery, with proof of delivery. All notices shall be addressed (a) if to Landlord, at the address provided in Section 1.01 for Landlord or at such other address as Landlord may designate by written notice and (b) if to Tenant, at the address provided in Section 1.01 for Tenant or at such other address as Tenant shall designate by written notice. Notices shall be effective upon the earlier of delivery or refusal by the addressee to receive such delivery. Notwithstanding the foregoing, each party shall be entitled to rely on the most current notice address provided to such party by the other party hereunder. If a party fails to provide a current, valid notice address to the other party, delivery of any notice to the notice address most recently provided to the party sending the notice shall be deemed effectively delivered upon the first attempt at delivery, even if such address is no longer a valid notice address for the party to whom the notice is to be delivered.

SECTION 17.08. Captions and Section Numbers.

The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such section or articles of this Lease nor in any way affect this Lease.

SECTION 17.09. Tenant Defined - Use of Pronoun.

The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

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SECTION 17.10. Broker’s Commission.

Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease besides David Jarand of Avison Young, and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

SECTION 17.11. Partial Invalidity.

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 17.12. Execution of Lease.

The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant. If Tenant is a corporation, Tenant shall furnish Landlord with such evidence as Landlord reasonably requires to evidence the binding effect on Tenant of the execution and delivery of this Lease.

SECTION 17.13. Recording.

Tenant agrees not to record this Lease.

SECTION 17.14. Applicable Law.

The Laws of the State of Arizona shall govern the validity, performance and enforcement of this Lease.

SECTION 17.15. Rider. Intentionally Omitted.

SECTION 17.16. Time Is of the Essence.
Time is of the essence of this Lease.

SECTION 17.17. Successors and Assigns.

Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

SECTION 17.18. Survival of Obligations.

The provisions of this Lease with respect to any obligation of Tenant to pay any sum owing in order to perform any act after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

SECTION 17.19. Counterclaim and Jury Trial.

In the event that Landlord commences an action for non-payment of rent or other monetary default, such action shall be brought in the Maricopa County Superior Court and shall proceed as a forcible detainer or a special detainer action. Tenant shall not interpose any counterclaim of any nature or description in any such action. Any and all other disputes or claims between the Landlord and Tenant will be handled in Maricopa County Superior Court.

SECTION 17.20. Representations.

Tenant acknowledges that neither Landlord nor Landlord’s agents, employees nor contractors have made any representations or promises with respect to the Premises, the Shopping Center or this Lease except as expressly set forth herein. Tenant acknowledges that Landlord does not provide security or guard services and that Landlord has no obligation to provide guard services or other security measures for the Shopping Center. Tenant assumes all responsibility for the protection and security of Tenant, its agents, servants, employees, guests and invitees.

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SECTION 17.21. Landlord’s Liability.

In the event of any alleged default of Landlord, Tenant shall not seek to secure any claim for damages or indemnification by any attachment, levy, judgment, garnishment or other security proceedings against any property of Landlord other than Landlord’s equity in the Shopping Center. Landlord, as used herein, shall include any assignee or other successor of the original Landlord or its successors or assigns.

SECTION 17.22. Attorney’s Fees.

In the event that either party retains the services of an attorney to enforce and rights or obligations hereunder, the prevailing party shall be entitled to recover from the non-prevailing party all of its attorney’s fees, court costs, litigation costs, and witness fees. If at any time Landlord pays any sum or incurs any expense as a result of or in connection with curing any default of Tenant (including any administrative fees provided for herein and attorney’s fees), the amount thereof shall be immediately due and payable from Tenant. In case Landlord shall, without fault, be made a party to any litigation commenced by or against Tenant, or if Landlord or any such party shall, in its sole discretion, determine that it must intervene in such litigation to protect its interest hereunder, including, without limitation, the incurring of costs, expenses, and attorneys' fees in connection with relief of Tenant ordered pursuant to the Bankruptcy Code (11 USC § 101 et. seq.), then Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by such party in connection with such litigation.

SECTION 17.23. Final Agreement Statement.

This is a final agreement between the parties and supersedes all previous understandings and agreements, oral or written, relative to the subject matter of this Agreement. Any amendments or alterations to this Lease shall be made in writing and appended hereto.

SECTION 17.24. Substituted Premises.

If the Premises herein consists of less than 2,500 square feet, Landlord reserves the right, upon sixty (60) days’ prior written notice to Tenant, to relocate Tenant to another location in the Shopping Center of approximately the same size as the original Premises described herein (“Substituted Premises”). Any such relocation shall be at the sole cost and expense of Landlord. If Tenant declines such a move, it shall inform Landlord within thirty (30) days of receipt of the above described written notice, failing which Tenant shall be deemed to have rejected such Substituted Premises. Landlord shall thereupon have the election either to terminate this Lease upon thirty (30) days written notice to Tenant, which notice shall be given within thirty (30) days after receipt of Tenant’s notice that it declines the proposed move, or in the alternative, Landlord may withdraw its notice of relocation

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the dates sets forth below.

LANDLORD:	TENANT:

Mountainside Plaza, LLC, an	LBC Bioscience, Inc.,
Arizona limited liability company	an Arizona corporation

By: KK Investment Properties, LLC	By:	/s/ Lisa Nelson
Its: Manager		Lisa A. Nelson
Its:
By: Kevin Kudlo Living Trust Its: Member
	By:	/s/ Thomas Nelson
By: /s/ Kevin Kudlo		Thomas E. Nelson
Its Trustee	Its:

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EXHIBIT A

INTENTIONALLY OMITTED

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EXHIBIT B

SITE PLAN

(PUBLIC ROADWAY)
116TH AVENUE
(PUBLIC ROADWAY)
SAHUARO DRIVE
ASPHALT
PAVEMENT
LOT 1
110-115
120
125
130
135
140
145-150
155
160

10.18.15

MOUNTAINSIDE PLAZA 10555 N 116TH ST., SCOTTSDALE, AZ

Mountainside - Formrunner/Nelson Lease EXHIBIT B 11/1/19

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EXHIBIT C

CONSTRUCTION PROVISIONS

PART ONE: LANDLORD OBLIGATIONS

Landlord will deliver possession of the Premises with the following work (“Landlord’s Work”) complete and in accordance with the following terms:

1)       “As Is”

PART TWO: TENANT OBLIGATIONS

I.       General Requirements. All work that Tenant performs, sometimes referred to in this Lease, as “Tenant’s Work”, shall be in accordance with the following requirements:

A.       Prior to initiating any construction activity, Tenant shall deliver to Landlord the following items:

1.       Certificates of insurance evidencing that Tenant and Tenant’s contractors have in effect for the entire Tenant Improvement construction period the policies of non-deductible insurance coverage described below. Certificates of insurance shall show that Landlord and the other Landlord Related Parties are named as additional insureds in such insurance policies.

a.                Commercial comprehensive liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage to afford protection with respect to personal injury, death or property damage of not less than $1,000,000 per occurrence, and $2,000,000 aggregate;

b.                Comprehensive automobile liability insurance for owned, hired and non-owned vehicles with limits for each occurrence of not less than $1,000,000 with respect to personal injury or death and $500,000 with respect to property damage; and

c.                 Workers’ compensation, as required by law, and employer’s liability in an amount not less than $100,000.

2.       Construction will be in accordance with Scottsdale building codes.

3.       List of all contractors, subcontractors and major suppliers with their respective addresses, telephone numbers and designated contact persons.

4.       Construction schedule prepared by Tenant’s general contractor or scheduling consultant.

B.       All contractors shall be subject to Landlord’s prior approval.

C.       The location of all penetrations through shell building roofs, floors and walls must be specifically approved by Landlord prior to Tenant initiating any work relative to those penetrations. Tenant must assure that all new penetrations are watertight. Tenant must use Landlord’s designated contractor for all such penetrations. The fees and costs of Landlord’s designated contractor shall be deemed one of the Costs of Construction and shall be paid by Tenant.

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D.               Landlord does not guarantee that on-site parking will be provided for Tenant’s general contractor, subcontractors or their employees.

E.               Tenant shall make all reasonable efforts to protect existing finished building materials, finishes and facilities (e.g., floors, walls, ceilings, restrooms, etc.) during the period of Tenant Improvement construction that may be affected by such construction activities. Tenant is responsible for any damage to the shell buildings and site improvements caused by any party working on Tenant Improvements or delivering or providing materials to Tenant. Any such damage must be repaired in a timely manner at Tenant’s expense and to Landlord’s satisfaction in Landlord’s sole discretion.

F.                Prior to initiating any construction activity, Tenant shall meet with Landlord to verify the acceptable hours of construction, methods and locations of material delivery and storage, and trash removal, which shall be Tenant’s responsibility. If Landlord authorizes materials to be stored other than at the Premises, then, upon the request of Landlord, Tenant shall move such storage materials as Landlord may direct from time to time to avoid interference with other work being performed at the Shopping Center.

G.               Security of the Premises at all times after the acceptance of the Premises by Tenant is Tenant’s responsibility.

H.               Tenant’s contractors shall perform work in a manner and at times which do not impede or delay Landlord’s contractors in the completion of any work by Landlord in or around the Shopping Center. Any delays in the completion of the Premises by Tenant, and any damage to any work caused by Tenant’s contractors, shall be Tenant’s responsibility.

II.       Design Review for Tenant Improvements. Prior to initiating any fabrication or work related to the Tenant Improvements, Tenant shall submit the Tenant Improvement plans to Landlord for Landlord’s approval, together with an estimated budget (the “Budget”) of the estimated costs of such work. Tenant and Tenant’s designers and contractors shall comply with all Laws applicable to construction of the Tenant Improvements. Landlord’s approval of Tenant’s design documents shall not constitute compliance with such Laws. Tenant shall not proceed with construction until Landlord has approved the Tenant Improvement plans. Landlord shall respond Tenant on or before fifteen (15) business days after Landlord’s receipt of Tenant’s complete proposed plans; provided that the construction documents shall be sufficiently complete so that all aspects of Tenant’s design and the Tenant Improvements can be easily understood by Landlord, and (b) if the construction documents are not sufficiently complete, Landlord may request additional information to clarify design and construction issues, which clarification shall be at Tenant’s expense and the foregoing fifteen (15) period shall not commence until Tenant provides all such information reasonably requested by Landlord. Landlord’s approval of the Tenant Improvements plans shall not be unreasonably withheld, except that any proposed change to the structural elements of the building may be approved or disapproved in Landlord’s sole and absolute discretion. Landlord reserve the right to require that an amount equal to the Budget be secured by such security as Landlord deems reasonably necessary, including by way of illustration a payment bond, letter of credit from a financial institution on a form approved by Landlord, or a cash deposit with Landlord.

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EXHIBIT D

SIGN CRITERIA

The intent of the sign criteria is to establish and maintain a continuity of quality and aesthetics throughout Mountainside Plaza for the mutual benefit of all Tenants and to comply with the regulations of the City of Scottsdale design guidelines.

Tenant will not place identification, advertising, notice or other signs in, on or about the Property without the prior written consent of Landlord. If consent is granted, signs shall be installed and maintained at Tenant's expense. Signs installed without prior written permission may be removed by Landlord at Tenant's expense without notice. All signs are subject to compliance with applicable laws, ordinances and requirements of governmental authorities. The signs must be removed, at Tenant’s expense, within ten (10) days following Termination.

The following specifications are to be used for design of your sign; however, in all cases final written approval by Landlord is required prior to manufacturing and installation of all signs.

PROCEDURE: Sign drawing proposal will be submitted to Landlord for written approval, prior to application for sign permit. One copy will be returned to the contracted sign company and one copy shall be retained in the lease file.

NOTICE

WRITTEN APPROVAL AND CONFORMANCE WITH THIS SPECIFICATION DOES NOT IMPLY CONFORMANCE WITH LOCAL CITY AND OTHER APPLICABLE SIGN CODES. YOUR SIGN MUST BE PERMITTED AND MUST COMPLY WITH THE CITY SIGN CODES AND ELECTRICAL CODES AND A RECEIPT OF SIGN PERMIT MUST BE RECEIVED PRIOR TO MANUFACTURING AND INSTALLATION OF ALL SIGNS.

A. GENERAL REQUIREMENTS

1.  No signs, advertisements, notices, or other lettering shall be displayed, exhibited, inscribed, painted or affixed in any manner to any part of the building exterior except as approved in writing by Landlord.

2.  Tenant shall defend, indemnify and hold Landlord harmless from, for and against all claims, cost, attorney’s fees, damages, expenses, liabilities and losses arising out of the installation, maintenance and repair of Tenant’s signs.

3.  Each electrical sign, and the installation thereof, shall comply with all local building and electrical codes. PK housing must be utilized for all electrical connections through the building structure.

4.  Tenant shall obtain all necessary permits for signs and the construction and installation of signs from Landlord and the City of Scottsdale.

5.  No labels shall be placed on the exposed surfaces of signs except those required by local ordinances. Required labels shall be applied in inconspicuous locations.

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6.  All penetrations of the building structure required for sign installation or removal of a sign shall be repaired, painted and sealed in a watertight manner.

7.  If the Premises has a non-customer door(s) for receiving merchandise, Tenant may have marked thereon, in a location designated by Landlord, Tenant’s name in four inch high painted block letters.

8.  Should Tenant’s sign require maintenance or repair, Landlord shall give Tenant thirty (30) days written notice to perform said maintenance or repair. Should tenant fail to perform, Landlord shall undertake repairs and Tenant shall reimburse landlord within ten (10) days from receipt of invoice.

B. TYPE OF SIGN

Individual, pan channel, internally illuminated, wall mounted letters. Letters are not to be on a background and shall not be mounted on an exposed raceway unless permitted in writing by Landlord.

C. SIZE OF SIGN

1.  Depth - 5”

2.  Length - The overall length of spread letters shall not exceed 80% of Premises’ storefront footage. (Example: Maximum spread for a sign for a space 30’ wide will be 24’)

3.  Height - The maximum total height shall be 24” of the vertical sign band for one or two lines of copy.

4.  Logo - a logo used in conjunction with type, shall not exceed and height 1-1/2 times the height of the tallest letter in the business name.

D. STYLE OF SIGN

1.  Any style (block or script) may be used. Upper and lower case may also be used. Minimum Stroke is 1-1/2 inches.

2.  Logos in addition to signage must be approved. They will be proportionate to height of fascia and sign and also in line with basic color of signage.

E. COLOR OF SIGN

1.  Face Plexiglas - Open with Landlord approval.

2.  Return - Matthews 41-313 Dark Bronze or equivalent. Dark Bronze CLC will be acceptable.

3.  Trim Cap - Minimum 3/4” Dark Bronze or Black.

F. CONSTRUCTION OF LETTERS

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1. Individual channel letters will have minimum 3/16” translucent acrylic face.

2. Returns and backs .063” minimum aluminum.

3. No armorply, channelume or wood in the manufactured returns or backs may be used.

G. PLACEMENT OF LETTERS

1. Letters are to be centered on fascia area of store front left to right and centered vertically top to bottom.

2. No unusual letter spacing shall be used to stretch or extend copy area.

3. Aluminum non-corrosive mounting fasteners must be used.

H. LIGHTING

1. All Lighting shall be internally illuminated with LED lighting.

2. All electrical will be U.L. or equivalent approved components.

3. Primary copy (store name) required to be lighted. The secondary copy can be optionally lit or not.

4. Electrical power shall be brought to required location at Tenant’s expense. Routing and location of other required items shall not be visible on front of fascia.

5. Penetration of structure and graphics beams shall be kept to a minimum and must have proper insulation for voltage cable.

6. Transformer shall be concealed behind the fascia and mounted in weatherproof metal boxes.

7. Final electrical connection of sign to transformer box will be performed by licensed electrician.

I. MONUMENT SIGN (If approved by Landlord)

1. Tenant panels to be similar to the panels already installed in the monument sign must be approved by the landlord in writing.

J. DETAIL DRAWING

1. Two (2) copies of a complete and detailed drawing by sign company shall be submitted to Landlord for final review and approval.

2. Drawing shall indicate the following specifications:

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a. Type and thickness of Plexiglas or Acrylite and Trimcap.

b. Type of material used for backs and returns.

c. Finish used on returns.

d. Type of illumination and mounting method.

K. WINDOW SIGNAGE - IMPORTANT: Check city code!

1. Sign letters will not exceed 4” unless permitted in writing by management.

2. Colors will be such to blend to center color scheme.

3. Signs for window will be done professionally and numbers will be kept to a minimum.

4. Signs should only cover 25% of window area on which it is displayed at a maximum.

L. THE FOLLOWING ARE NOT PERMITTED

1. Roof or box signs.

2. Cloth signs or streamers hanging in front of business.

3. Exposed seam lubing.

4. Animated or moving components.

5. Intermittent or flashing illumination.

6. Audible or talking signs.

7. A-frame signs, portable signs, posters, banners or flags of any nature.

8. A fixed balloon used as a sign or to attract attention (which means any lighter than air gas filled balloon attached via tethered to a fixed place).

9. Outlining of the building by means of neon lighting, incandescent lighting or other exposed artificial lighting.

10. Iridescent painted signs.

11. Letter mounted or painted on illuminated panels.

12. Signs or letters painted directly on any surface except as herein provided.

13. Signs will not be permitted to be installed or placed along perimeter of shopping center.

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EXHIBIT E

PERSONAL GUARANTY

THIS LEASE GUARANTY (the "Guaranty") is made on this ___________________________ day of ______________________________ , 2019. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, by Lisa A. and Thomas E. Nelson, husband and wife (collectively, “Guarantor”), in order to induce Mountainside Plaza, LLC, an Arizona limited liability company (“Landlord”), to lease certain premises located at 10855 N. 116th Street, #115, Scottsdale, AZ 85259 (the “Premises”) to LBC Bioscience, Inc., an Arizona corporation (“Tenant”), pursuant to the terms and conditions of the Shopping Center Lease dated November 1, 2019 (the “Lease”), on the terms described in the Lease, Guarantor hereby agrees as follows:

RECITALS:

A.	As a condition to its execution of the Lease, Landlord requires that Guarantor guaranty the full performance of the obligations of Tenant under the Lease; and

B.	Guarantor desires that Landlord enter into the Lease with Tenant and is willing to provide this Guaranty as an inducement to Landlord in this regard.

GUARANTY:

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, Guarantor unconditionally guarantees to Landlord, and to its successors and assigns, the full, complete and timely payment and performance of each and all of the terms, covenants and conditions of the Lease and in any modification or amendment to the Lease to be kept and performed by Tenant during the initial term of the Lease and any renewal term, including the payment of all Rent and other charges accruing pursuant to the Lease (the "Lease Obligations"). Guarantor further agrees that:

1.	This Guaranty shall continue in favor of Landlord notwithstanding any extension, modification, or alteration of the Lease entered into by and between Landlord and Tenant, or their successors or assigns, and notwithstanding any assignment of the Lease, with or without the consent of Tenant. An extension, modification, alteration or assignment of the Lease and/or of the size of the Premises shall neither release nor discharge Guarantor. Guarantor hereby consent to all extension, modifications, alterations or assignments of the Lease and/or of the Premises. THIS IS A GUARANTY OF PAYMENT AND PERFORMANCE ONLY AND NOT OF COLLECTION.

2.	This Guaranty will continue unchanged by the occurrence of any events of bankruptcy or reorganization as described in the Lease with respect to Tenant, any of the Guarantor, or any assignee or successor of Tenant or by any attempt to avoid or abandon the Lease by a trustee of Tenant. Neither the Guarantor's obligation to make a payment or render performance in accordance with the terms of this Guaranty nor any remedy for its enforcement will be impaired, modified, changed, released or limited by any impairment, modification, change, release or limitation of the liability of Tenant, and of the Guarantor, or their estates in bankruptcy or of any remedy for its enforcement resulting from the operation of any present or future provision of the U.S. Bankruptcy Act or other statute, or from the decision of any court or agency.

3.	The liability of Guarantor under this Guaranty is primary and independent of the liability of Tenant. Guarantor hereby waives any right to require Landlord to proceed against any other person or to proceed against or exhaust any security held by it at any time or to pursue any other remedy before proceeding against Guarantor or any of them. If any right of action shall accrue to Landlord under the Lease, Landlord may proceed against Guarantor and Guarantor, jointly and severally, waives the provisions of A.R.S. §12-1641 or any similar or successor statute, and the defense of the statute of limitations in any action hereunder or for the collection of any indebtedness or the performance of any guaranteed obligation.

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4.	Guarantor agrees to pay all attorneys' fees and costs and other expenses incurred in any collection or attempted collection of this Guaranty or in any negotiations relative to the Lease Obligations or in enforcing this Guaranty against Guarantor.

5.	Guarantor waives notice of any demand by Landlord, any notice of default in the payment of Rent or any other amounts contained or reserved in the Lease, or any other notice of Default under the Lease. Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of any waiver by Landlord, or its successors or assigns, or failure to enforce any of the terms, covenants or conditions of the Lease or this Guaranty, or the granting of any indulgence or extension of time to Tenant, all of which may be given or done without notice to Guarantor.

6.	This Guaranty extends in full force and effect to any assignee or successor to Landlord and shall be binding upon the Guarantor, its heirs, successors and assigns.

7.	Until all Lease Obligations have been paid or satisfied in full, Guarantor has no right of subrogation and waives any right to enforce any remedy which Landlord has or may later have against Tenant and any benefit of, and any right to participate in, any security now or later held by Landlord. Guarantor shall not exercise its rights against Tenant or against any other Guarantor under the provisions of A.R.S. §12-1642 or otherwise until all of Landlord's claims arising from the Lease are paid in full.

8.	All existing and future indebtedness of Tenant to Guarantor is subordinated to all indebtedness and other guaranteed obligations and, without the prior written consent of Landlord, shall not be paid in whole or in part, nor will Guarantor accept any payment of or on account of any indebtedness while this Guaranty is in effect.

9.	This Guaranty shall be construed in accordance with Arizona law. As part of the consideration for Landlord entering into the Lease with Tenant, Guarantor hereby agrees that all actions or proceedings arising directly or indirectly hereunder shall be litigated in courts in Maricopa County, Arizona, and Guarantor hereby expressly consents to the jurisdiction of any local, state or federal court located within Maricopa County, Arizona and service of process may be made by personal service upon Guarantor wherever Guarantor may be then located, or by certified or registered mail directed to Guarantor at Guarantor’s last known address, or otherwise in accordance with applicable law. All property of Guarantor, whether sole and separate or community, shall be available to satisfy the obligations created by the Guaranty.

10.	Guarantor agrees that whenever Guarantor shall make any payment to Landlord or otherwise perform any of the Lease Obligations hereunder on account of the liability hereunder. Guarantor will deliver such payment or tender such performance to Landlord at Landlord’s address set forth above or at such other address as may be required by Landlord and notify Landlord in writing that such payment is made or performance tendered under this Guaranty for such purpose. It is understood that Landlord, without impairing this Guaranty, may apply payments from Tenant to the Lease Obligations or to such other obligations owed by Tenant to Landlord in such amounts and in such order as Landlord in its complete discretion determines. No payment made hereunder by Guarantor to Landlord shall constitute Guarantor as a creditor of Landlord.

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